Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE EDGIO, INC. STOCKHOLDERS LITIGATION	CONSOLIDATED C.A. No. 2022-0624-MTZ

STIPULATION AND AGREEMENT OF SETTLEMENT,

COMPROMISE, AND RELEASE

This Stipulation and Agreement of Settlement, Compromise, and Release, dated September 29, 2023 (the “Stipulation”), is entered into by and among: (a) Plaintiffs George Assad and Dianne Botelho, on behalf of themselves and the other members of the Settlement Class; (b) Defendants Walter D. Amaral, Doug Bewsher, Scott A. Genereux, Patricia Parra Hadden, Bob Lyons, David C. Peterschmidt, and Edgio, Inc. (“Edgio”) f/k/a Limelight Networks, Inc. (“Limelight”); and (c) solely for purposes of paragraph 3 below, College Top Holdings, Inc. (“College Top”).1 Subject to the terms and conditions set forth herein and the approval of the Court of Chancery of the State of Delaware under Delaware Court of Chancery Rule 23, the Settlement embodied in this Stipulation is intended to be a full and final disposition of the claims asserted against Defendants in the Consolidated Actions.

[1]	Unless defined elsewhere in this Stipulation, all terms herein with initial capitalization shall have the meanings given to them in Paragraph 1 below.

WHEREAS:

A. On March 6, 2022, the Board of Directors of Limelight (the “Board”) approved, and Limelight entered into, a stock purchase agreement (the “Purchase Agreement”) whereby, among other things, Limelight agreed to purchase from College Parent, L.P. (“College Parent”) all of the issued and outstanding common stock of Edgecast, Inc. (“Edgecast”), as well as certain related businesses and assets, in exchange for the issuance by Limelight to College Parent of shares of Limelight common stock (such transactions collectively, the “Acquisition”).

B. It was estimated that, as the result of the Acquisition, College Parent would hold approximately 35% to 39% of Limelight’s outstanding common stock.

C. In the Purchase Agreement, Limelight and College Parent agreed that, upon the closing of the Acquisition, they would enter into a stockholders’ agreement (the “Stockholders’ Agreement”) that included, among other things, provisions stating that (1) with respect to certain routine matters submitted for a stockholder vote, including director elections, College Parent must vote in favor of the Board’s recommendations and against any nominees not recommended by the Board for election; (2) with respect to all other matters submitted for a stockholder vote, College Parent must vote either in favor of the Board’s recommendation or pro rata with all other Limelight stockholders; and (3) College Parent would be subject to certain transfer restrictions with respect to its Limelight common stock.

D. On May 4, 2022, Limelight filed a definitive proxy statement with the United States Securities and Exchange Commission (the “SEC”) relating to the Acquisition and seeking, among other things, approval of the issuance of Limelight common stock to provide for the purchase contemplated in the Acquisition.

E. On June 9, 2022, Limelight stockholders voted, among other things, to approve the stock issuance contemplated by the Acquisition.

F. On June 15, 2022, the Acquisition closed, pursuant to which, among other things: (i) College Parent became the holder of approximately 35% of Limelight’s outstanding common stock; (ii) Limelight and College Top (as College Parent’s designee) entered into the Stockholders’ Agreement; and (iii) Limelight changed its name to Edgio.

G. On July 18, 2022, plaintiff George Assad commenced an action bearing the caption Assad v. Amaral et al., C.A. No. 2022-0624-MTZ (Del. Ch.) (the “Assad Action”), on behalf of himself and similarly situated stockholders of Edgio, against Defendants asserting a claim for breach of fiduciary duty in connection with the Board’s approval of the Acquisition and the Stockholders’ Agreement, and Assad requested expedition.

H. Also on July 18, 2022, plaintiff Dianne Botelho commenced an action bearing the caption Botelho v. Amaral et al., C.A. No. 2022-0626-MTZ (Del. Ch.) (the “Botelho Action”), on behalf of herself and similarly situated stockholders of Edgio, against Defendants asserting a claim for breach of fiduciary duty in connection with the Board’s approval of the Acquisition and the Stockholders’ Agreement, and Botelho requested expedition.

I. On July 29, 2022, the Court entered an Order consolidating the Assad Action and the Botelho Action for all purposes into the Consolidated Actions and, among other things, appointed Assad and Botelho as co-lead plaintiffs in the Consolidated Actions, appointed the law firms Bernstein Litowitz Berger & Grossmann LLP and Friedman Oster & Tejtel PLLC as co-lead counsel, and designated the Assad Complaint as the operative complaint in the Consolidated Actions.

J. On August 4, 2022, Defendants opposed the motions for expedition.

K. On August 10, 2022, the Court granted Assad’s motion for expedition in part, ordered prompt briefing on Defendants’ then-forthcoming motion to dismiss (the “Motion to Dismiss”), and stayed discovery pending resolution of Defendants’ then-forthcoming Motion to Dismiss.

L. On September 2, 2022, Defendants filed the Motion to Dismiss.

M. On September 23, 2022, Plaintiffs opposed the Motion to Dismiss.

N. The Parties completed briefing for the Motion to Dismiss on October 11, 2022, and argued the Motion to Dismiss before the Court on October 12, 2022.

O. On December 8, 2022, the Court requested supplemental briefing in connection with the Motion to Dismiss, which briefing was submitted to the Court for decision on January 20, 2023.

P. On May 1, 2023, the Court issued a Memorandum Opinion denying the Motion to Dismiss.

Q. On June 5, 2023, Defendants filed their Answer to the Complaint.

R. Between May 2023 and August 2023, the Parties engaged in document and other written discovery, including the following: (i) Plaintiffs revived the limited discovery they had served on Defendants with the Assad Complaint and that had been stayed while the Motion to Dismiss was pending; and (ii) Plaintiffs propounded 24 additional requests for the production of documents to Defendants and served 45 interrogatories directed to Defendants.

S. Between May 2023 and August 2023, while discovery was proceeding, the Parties engaged in discussions concerning, among other things, the merits of the claims and defenses asserted in the Consolidated Actions.

T. Plaintiffs’ Co-Lead Counsel and counsel for Defendants engaged in arm’s-length negotiations concerning a possible settlement of the Consolidated Actions, which culminated in an agreement in principle to settle the Consolidated Actions that was memorialized in a Settlement Term Sheet (the “Term Sheet”) executed on August 14, 2023.

U. As is reflected in Paragraph 3 of this Stipulation, the terms of the Settlement include the execution of an Amended and Restated Stockholders Agreement by Edgio and College Top.

V. Prior to the execution of this Stipulation, no Party (or its counsel) discussed with any opposing Party (or its counsel) the amount of an appropriate award of attorneys’ fees and expenses in the Consolidated Actions.

W. This Stipulation (together with the Exhibits hereto) has been duly executed by the undersigned signatories on behalf of their respective clients, reflects the final and binding agreement among the Parties, and supersedes the Term Sheet.

X. Plaintiffs, through Co-Lead Counsel, have conducted an investigation relating to the claims and the underlying events alleged in the Consolidated Actions. Co-Lead Counsel have analyzed the information adduced during their investigation and have also researched the applicable law with respect to the claims asserted in the Consolidated Actions and the potential defenses thereto. This investigation and discovery, and the settlement negotiations between the Parties, have provided Plaintiffs with an informed and detailed basis upon which to assess the relative strengths and weaknesses of Plaintiffs’ position and Defendants’ positions in this litigation.

Y. Based upon their investigation and prosecution of the Consolidated Actions, Plaintiffs and Co-Lead Counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable, and adequate as to Plaintiffs and the other members of the Settlement Class and in their best interests. Based on their direct oversight of the prosecution of this matter and with the advice of their counsel, Plaintiffs have agreed to settle and release the claims raised in the Consolidated Actions pursuant to the terms and provisions of this Stipulation, after considering (a) the substantial benefits and protections provided under the proposed Settlement; (b) the significant risks of continued litigation and trial; and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation.

Z. This Stipulation constitutes a compromise of matters that are in dispute between the Parties. Defendants are entering into this Stipulation solely to eliminate the uncertainty, burden, and expense of further protracted litigation. Each of the Defendants denies any wrongdoing, and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants, or any other of the Released Defendants’ Persons, with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have, or could have, asserted. Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing or damages whatsoever. Similarly, this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of Plaintiffs of any infirmity in any of the claims asserted in the Consolidated Actions, or an admission or concession that any of the Defendants’ defenses to liability had any merit. Each of the Parties recognizes and acknowledges, however, that the Consolidated Actions have been initiated, filed, and prosecuted by Plaintiffs in good faith and defended by Defendants in good faith, that the Consolidated Actions are being voluntarily settled with the advice of counsel, and that the terms of the Settlement are fair, adequate and reasonable.

NOW THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among Plaintiffs (individually and on behalf of the Settlement Class) and Defendants, by and through their respective undersigned attorneys, and subject to the approval of the Court, that, in consideration of the benefits flowing to the Parties from the Settlement, all Released Plaintiffs’ Claims as against the Released Defendants’ Persons and all Released Defendants’ Claims as against the Released Plaintiffs’ Persons shall be settled and released, upon and subject to the terms and conditions set forth below.

DEFINITIONS

1. As used in this Stipulation and any Exhibits attached hereto and made a part hereof, the following capitalized terms shall have the following meanings:

(a) “Assad Complaint” means the Verified Class Action Complaint filed by plaintiff George Assad on July 18, 2022, in Assad v. Amaral et al., C.A. No. 2022-0624-MTZ (Del. Ch.).

(b) “Botelho Complaint” means the Verified Class Action Complaint filed by plaintiff Dianne Botelho on July 18, 2022, in Botelho v. Amaral et al., C.A. No. 2022-0626-MTZ (Del. Ch.).

(c) “Class Member” means each person and entity who or which is a member of the Settlement Class.

(d) “Class Period” means the period from March 21, 2021, through and including the date of this Stipulation.

(e) “Co-Lead Counsel” means the law firms of Bernstein Litowitz Berger & Grossmann LLP and Friedman Oster & Tejtel PLLC.

(f) “College Top” means College Top Holdings, Inc.

(g) “Consolidated Actions” means Assad v. Amaral et al., C.A. No. 2022-0624-MTZ (Del. Ch.), Botelho v. Amaral et al., C.A. No. 2022-0626-MTZ (Del. Ch.), and In re Edgio, Inc. Stockholders Litigation, C.A. No. 2022-0624-MTZ (Del. Ch.), collectively.

(h) “Court” means the Court of Chancery of the State of Delaware.

(i) “Defendants” means the Individual Defendants and Edgio.

(j) “Defendants’ Counsel” means Goodwin Procter LLP and Richards, Layton & Finger, P.A.

(k) “Effective Date” with respect to the Settlement means the first business day after the events specified in Paragraph 16 of this Stipulation have occurred.

(l) “Excluded Persons” means Defendants, as well as members of their immediate families, any entity in which any of them has a controlling interest, and the heirs, successors, or assignees of any such excluded person. “Excluded Persons” also includes (i) any trusts, estates, entities, or accounts that held shares of Edgio (or Limelight) for the benefit of any of the foregoing; and (ii) Apollo Global Management, Inc., Apollo Management IX, L.P., and College Parent, L.P.

(m) “Final,” when referring to the Judgment or any other court order, means (i) if no appeal is filed, the expiration date of the time provided for filing or noticing any motion for reconsideration, reargument, appeal, or other review of the order; or (ii) if there is an appeal from the Judgment or order, (a) the date of final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari, reconsideration, or otherwise, or (b) the date the judgment or order is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari, reconsideration, reargument, or other form of review of such affirmance, or the denial of a writ of certiorari, reconsideration, reargument, or other form of review of such affirmance, and, if certiorari, reconsideration, or other form of review is granted, the date of final affirmance following review pursuant to that grant. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees, costs, or expenses shall not in any way delay or preclude the Judgment from becoming Final.

(n) “Individual Defendants” means Walter D. Amaral, Doug Bewsher, Scott A. Genereux, Patricia Parra Hadden, Bob Lyons, and David C. Peterschmidt.

(o) “Judgment” means the Order and Final Judgment, substantially in the form attached hereto as Exhibit D, to be entered by the Court approving the Settlement.

(p) “Litigation Expenses” means costs and expenses incurred in connection with commencing, prosecuting, and settling the Consolidated Actions.

(q) “Notice” means the Notice of Pendency and Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear, substantially in the form attached hereto Exhibit C.

(r) “Notice Costs” means any and all costs, fees and expenses related to providing notice of the Settlement to the Settlement Class.

(s) “Parties” means Plaintiffs, on behalf of themselves and the Settlement Class, and Defendants.

(t) “Person” means a natural person, individual, corporation, limited liability corporation, professional corporation, limited liability partnership, partnership, limited partnership, limited liability company, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any other business or legal entity.

(u) “Plaintiffs” means George Assad and Dianne Botelho.

(v) “Plaintiffs’ Counsel” means Co-Lead Counsel and all other legal counsel, who, at the direction and under the supervision of Co-Lead Counsel, performed services on behalf of the Settlement Class in the Consolidated Actions, and includes Kaskela Law LLC and RM Law, P.C.

(w) “Released Claims” means all Released Defendants’ Claims and all Released Plaintiffs’ Claims.

(x) “Released Defendants’ Claims” means any and all claims, complaints, liabilities, causes of action, or sanctions, including Unknown Claims, that have been or could have been asserted by Defendants in the Consolidated Actions, or in any court, tribunal, forum, or proceeding, which arise out of or relate in any way to the institution, prosecution, settlement, or dismissal of the Consolidated Actions; provided, however, that the Released Defendants’ Claims shall not include any claims to enforce the Settlement or any claims to enforce a final order and judgment entered by the Court.

(y) “Released Defendants’ Persons” means Defendants and any and all of their respective past or present affiliates (including, without limitation, Apollo Global Management, Inc., Apollo Management IX, L.P., and College Parent, L.P.), predecessors, successors, or assigns, as well as, for each of the foregoing, any and all of their respective current or former affiliates, subsidiaries, officers, directors, executives, employees, associates, immediate family members, agents, partners, limited partners, general partners, partnerships, principals, members, managers, joint ventures, stockholders, underwriters, attorneys (including Defendants’ Counsel and College Top’s counsel), advisors, financial advisors, consultants, bankers, publicists, independent certified public accountants, auditors, accountants, creditors, administrators, heirs, executors, trustees, trusts, estates, personal or legal representatives, or other persons acting on their behalf.

(z) “Released Plaintiffs’ Claims” means, to the fullest extent permitted by Delaware law in stockholder class action settlements, any and all manner of claims, including Unknown Claims, suits, actions, causes of actions, demands, liabilities, losses, rights, obligations, duties, damages, diminution in value, disgorgement, debts, costs, expenses, interest, penalties, fines, sanctions, fees, attorneys’ fees, expert or consulting fees, agreements, judgments, decrees, matters, allegations, issues, and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or unapparent, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, fixed or contingent, whether based on state, local, federal, foreign, statutory, regulatory, common, or other law or rule that, (i) were alleged, asserted, set forth, or claimed in any of the Consolidated Actions, or (ii) could have been alleged, asserted, set forth, or claimed in the Consolidated Actions or in any other action or in any other court, tribunal, or proceeding by Plaintiffs or any other member of the Settlement Class individually, on behalf of the Settlement Class directly, or on behalf of Edgio (or Limelight) derivatively, that (1) are based upon, arise out of, or relate to the allegations, transactions, facts, matters, disclosures, representations, or omissions referenced in the Assad Complaint or the Botelho Complaint; and (2) relate to the ownership of Edgio (or Limelight) common stock during the Class Period. Released Plaintiffs’ Claims do not include any claims to enforce the Settlement or any claims to enforce a final order and judgment entered by the Court.

(aa) “Released Plaintiffs’ Persons” means Plaintiffs, all other Class Members, Plaintiffs’ Counsel, and all of their past or present immediate family members, parents, subsidiaries, affiliates, predecessors, successors, or assigns, as well as any and all of their current or former officers, directors, executives, employees, associates, agents, partners, limited partners, general partners, partnerships, principals, members, managers, joint ventures, stockholders, underwriters, attorneys, advisors, financial advisors, consultants, bankers, publicists, independent certified public accountants, auditors, accountants, creditors, administrators, heirs, executors, trustees, trusts, estates, personal or legal representatives, or other persons acting on their behalf.

(bb) “Released Persons” means, collectively, the Released Plaintiffs’ Persons and the Released Defendants’ Persons.

(cc) “Releases” means the releases set forth in Paragraphs 5 and 6 of this Stipulation.

(dd) “Scheduling Order” means the order, substantially in the form attached hereto as Exhibit B, to be entered by the Court scheduling the Settlement Hearing and directing notice be provided to the Settlement Class.

(ee) “Settlement” means the settlement between Plaintiffs and Defendants on the terms and conditions set forth in this Stipulation.

(ff) “Settlement Class” means a non-opt-out class consisting of any and all Persons who held outstanding shares of Edgio (or Limelight) common stock, either of record or beneficially, at any time during the Class Period, including any and all of their legal representatives, heirs, successors in interest, transferees, and assigns, but excluding the Excluded Persons.

(gg) “Settlement Hearing” means the hearing set by the Court to consider final approval of the Settlement.

(hh) “Unknown Claims” means any claims that a releasing Person does not know or suspect exists in his, her, or its favor at the time of the release of the Released Plaintiffs’ Claims and Released Defendants’ Claims, which if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, upon the Effective Date, Plaintiffs and Defendants shall expressly waive, and each of the other Class Members shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, relinquished, and released any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States or other jurisdiction, or principle of common law or foreign law, which is similar, comparable, or equivalent to Cal. Civ. Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiffs and Defendants acknowledge, and the other Class Members by operation of law are deemed to acknowledge, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Plaintiffs’ Claims and the Released Defendants’ Claims, but that it is the intention of Plaintiffs and Defendants, and by operation of law the other Class Members, to completely, fully, finally, and forever extinguish any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, known or unknown, suspected or unsuspected, without regard to the subsequent discovery of additional or different facts. Plaintiffs and Defendants also acknowledge, and the other Class Members by operation of law are deemed to acknowledge, that the inclusion of “Unknown Claims” in the definition of Released Plaintiffs’ Claims and Released Defendants’ Claims is separately bargained for and is a key element of the Settlement.

CLASS CERTIFICATION

2. Solely for purposes of the Settlement and for no other purpose, Defendants stipulate and agree to: (a) certification of the Settlement Class as a non-opt-out class pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2); (b) appointment of Plaintiffs as Class Representatives for the Settlement Class; and (c) appointment of Co-Lead Counsel as Class Counsel for the Settlement Class.

THE SETTLEMENT CONSIDERATION

3. In connection with the Settlement and as consideration for the Releases set forth herein, within five (5) business days of the Effective Date of the Settlement, Edgio and College Top (which is executing this Stipulation solely for purposes of this Paragraph 3 and is not otherwise a party to this Stipulation or the Settlement) shall execute the Amended and Restated Stockholders Agreement attached hereto as

Exhibit A, which, once executed, shall be deemed effective as of the Effective Date. College Top hereby stipulates and agrees with the Parties that it will, upon approval of the Settlement by the Court, be bound by the applicable terms of the Settlement and execute the Amended and Restated Stockholders Agreement.

RELEASE OF CLAIMS

4. The obligations incurred pursuant to this Stipulation are in consideration of: (a) the full and final disposition of the Consolidated Actions; and (b) the Releases provided for under this Stipulation.

5. Pursuant to the Judgment, without further action by anyone, upon the Effective Date, Plaintiffs and each and every member of the Settlement Class, on behalf of themselves and any and all of their respective predecessors, successors, assigns, agents, representatives, trustees, executors, administrators, estates, heirs, and transferees, in their capacities as such, and any other Person acting for or on behalf of, or claiming under, any of them, and who could assert any of the Released Plaintiffs’ Claims on their behalf, in their capacities as such, shall and shall be deemed to fully, finally, and forever release, relinquish, settle, and discharge the Released Defendants’ Persons from and with respect to every one of the Released Plaintiffs’ Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, instigating, facilitating, asserting, continuing, maintaining, participating in, or prosecuting any and all Released Plaintiffs’ Claims against the Released Defendants’ Persons.

6. Pursuant to the Judgment, without further action by anyone, upon the Effective Date, Defendants (and Apollo Global Management, Inc., Apollo Management IX, L.P., College Top, and College Parent), on behalf of themselves and any and all of their respective predecessors, successors, assigns, agents, representatives, trustees, executors, administrators, estates, heirs, and transferees, in their capacities as such, and any other Person acting for or on behalf of, or claiming under, any of them, and who could assert any of the Released Defendants’ Claims on their behalf, in their capacities as such, shall and shall be deemed to fully, finally, and forever release, relinquish, settle, and discharge the Released Plaintiffs’ Persons from and with respect to every one of the Released Defendants’ Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, instigating, facilitating, asserting, continuing, maintaining, participating in, or prosecuting any of the Released Defendants’ Claims against any of the Released Plaintiffs’ Persons.

7. Notwithstanding Paragraphs 5 and 6 above, nothing in the Judgment shall bar any action by any of the Parties to enforce or effectuate the terms of this Stipulation or the Judgment.

8. If, prior to the Effective Date, any action or proceeding is filed in any court or forum of any kind asserting a Released Plaintiffs’ Claim, Plaintiffs will cooperate in good faith with any and all actions by Defendants seeking a stay or dismissal of such action or proceeding, and preventing and opposing entry of any interim or final relief in favor of the plaintiff in any such proceeding.

SCHEDULING ORDER AND NOTICE

9. Promptly upon execution of this Stipulation, Plaintiffs and Defendants shall submit this Stipulation to the Court and shall jointly apply for entry of the Scheduling Order, substantially in the form attached hereto as Exhibit B, providing for, among other things: (a) certification of the Settlement Class for purposes of the Settlement only; (b) approval of the form and content of notice of the Settlement; and (c) the scheduling of the Settlement Hearing.

10. In accordance with the terms of the Scheduling Order to be entered by the Court, (i) Defendants shall cause Edgio to file a Form 8-K with the SEC that discloses the Settlement and attaches a copy of the Notice and this Stipulation as exhibits; (ii) Defendants shall cause Edgio to post a copy of the Notice and this Stipulation on Edgio’s website; (iii) Co-Lead Counsel shall post a copy of the Notice and this Stipulation on the website of Bernstein Litowitz Berger & Grossmann LLP; and (iv) Defendants shall cause Edgio to post a copy of the Notice on Edgio’s social media accounts on LinkedIn, X (formerly Twitter), Facebook, and Instagram.

11. Defendants shall pay any and all Notice Costs regardless of the form or manner of notice ordered by the Court and regardless of whether the Court approves the Settlement or the Effective Date otherwise fails to occur, and in no event shall Plaintiffs or their counsel be responsible for any Notice Costs; provided, the Defendants shall not be required to reimburse Plaintiffs for any costs associated with posting the Notice and this Stipulation on the website of Bernstein Litowitz Berger & Grossmann LLP.

TERMS OF THE JUDGMENT

12. If the Settlement contemplated by this Stipulation is approved by the Court, Co-Lead Counsel and Defendants’ Counsel shall jointly request that the Court enter a Judgment, substantially in the form attached hereto as Exhibit D.

ATTORNEYS’ FEES AND LITIGATION EXPENSES

13. Co-Lead Counsel, on behalf of themselves and all other Plaintiffs’ Counsel, will apply to the Court for a collective award of attorneys’ fees and payment of Litigation Expenses to Plaintiffs’ Counsel (the “Fee and Expense Application”). Defendants reserve the right to oppose Plaintiffs’ entitlement to, or the amount of, attorneys’ fees or Litigation Expenses sought in the Fee and Expense Application.

14. Defendants shall pay or cause to be paid any attorneys’ fees and Litigation Expenses awarded by the Court (the “Fee and Expense Award”) to Co-Lead Counsel within five (5) business days after entry of the Court’s order awarding such Fee and Expense Award, notwithstanding any objections, appeals, or potential for any appeals of the Fee and Expense Award or the Settlement, or any collateral attack on the Fee and Expense Award of the Settlement, or any part thereof; provided that: (i) Co-Lead Counsel shall timely provide all information that Defendants reasonably request to process payment of the Fee and Expense Award, including but not limited to a completed Form W-9; and (ii) Plaintiffs’ Counsel shall refund or repay any Fee and Expense Award to Defendants or any applicable insurer if the Settlement is terminated pursuant to terms of this Stipulation or if, as a result of any appeal or further proceedings on remand or successful collateral attack, the Fee and Expense Award is reduced or reversed and such order reducing or reversing the award has become Final. Plaintiffs’ Counsel shall make the appropriate refund or repayment in full no later than ten (10) business days after: (a) receiving from, or providing to, Defendants’ Counsel notice of the termination of the Settlement; or (b) any order reducing or reversing the Fee and Expense Award has become Final. An award of attorneys’ fees and/or Litigation Expenses is not a necessary term of this Stipulation and is not a condition of the Settlement embodied herein. Neither Plaintiffs nor Co-Lead Counsel may cancel or terminate the Settlement based on this Court’s or any appellate court’s ruling with respect to attorneys’ fees and/or Litigation Expenses.

15. Co-Lead Counsel shall allocate the attorneys’ fees awarded among Plaintiffs’ Counsel in a manner which they, in good faith, believe reflects the contributions of such counsel to the institution, prosecution and settlement of the Consolidated Actions. Released Defendants’ Persons shall have no responsibility for or liability whatsoever with respect to the allocation or award of attorneys’ fees or Litigation Expenses.

EFFECTIVE DATE; TERMINATION OF SETTLEMENT

16. The Effective Date of the Settlement shall be deemed to occur as of the first business day after (i) the Court has, following notice to the Settlement Class and a hearing, approved the Settlement and entered the Judgment; and (ii) the Judgment has become Final.

17. Plaintiffs and Defendants (provided Defendants unanimously agree amongst themselves) shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other Parties within ten (10) business days of: (a) the Court’s refusal to enter the Scheduling Order in any material respect; (b) the Court’s refusal to approve the Settlement or any material part thereof; (c) the Court’s refusal to enter the Judgment in any material respect as to the Settlement; (d) the date upon which an order modifying or reversing the Judgment in any material respect becomes Final; or (e) failure for any other reason of the Effective Date to occur. However, any decision or proceeding, whether in this Court or any appellate court, with respect to an application by Plaintiffs’ Counsel for attorneys’ fees and Litigation Expenses shall not be considered material to the Settlement, shall not affect the finality of the Judgment, and shall not be grounds for termination of the Settlement.

18. If the Settlement is terminated by Plaintiffs or Defendants pursuant to Paragraph 17 above, then:

(a) The Settlement and the relevant portions of this Stipulation shall be canceled and terminated;

(b) Plaintiffs and Defendants shall revert to their respective positions in the Consolidated Actions as of immediately prior to the execution of the Term Sheet on August 14, 2023; and

(c) The terms and provisions of this Stipulation, with the exception of this Paragraph 18 and Paragraphs 11, 14, 19, and 39 of this Stipulation, shall have no further force and effect with respect to the Parties and shall not be used in the Consolidated Actions or in any other proceeding for any purpose, and any Judgment or order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

NO ADMISSION OF WRONGDOING

19. Neither the Term Sheet, this Stipulation (whether or not consummated), including the Exhibits hereto, the negotiations leading to the execution of the Term Sheet and this Stipulation, nor any proceedings taken pursuant to or in connection with the Term Sheet, this Stipulation, and/or approval of the Settlement (including any arguments proffered in connection therewith):

(a) shall be offered against any of the Released Defendants’ Persons as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Released Defendants’ Persons with respect to the truth of any fact alleged by Plaintiffs or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in the Consolidated Actions or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Released Defendants’ Persons or in any way referred to for any other reason as against any of the Released Defendants’ Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation;

(b) shall be offered against any of the Released Plaintiffs’ Persons, as evidence of, or construed as, or deemed to be evidence of any presumption, concession or admission by any of the Released Plaintiffs’ Persons that any of their claims are without merit, that any of the Released Defendants’ Persons had meritorious defenses, or with respect to any liability, negligence, fault or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Released Plaintiffs’ Persons, in any civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; or

(c) shall be construed against any of the Released Persons as an admission, concession, or presumption that the consideration to be given under this Stipulation represents the consideration which could be or would have been achieved after trial; provided, however, that if this Stipulation is approved by the Court, the Parties and the Released Persons and their respective counsel may refer to it to effectuate the protections from liability granted under this Stipulation or otherwise to enforce the terms of the Settlement or the Judgment.

MISCELLANEOUS PROVISIONS

20. All of the Exhibits attached hereto are incorporated by reference as though fully set forth herein. Notwithstanding the foregoing, if there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any Exhibit attached hereto, the terms of the Stipulation shall prevail.

21. The Parties intend this Stipulation and the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by Plaintiffs and any other Class Members against the Released Defendants’ Persons with respect to the Released Plaintiffs’ Claims. Accordingly, Plaintiffs and their counsel and Defendants and their counsel agree not to assert in any forum that the Consolidated Actions were brought by Plaintiffs or defended by Defendants in bad faith or without a reasonable basis. The Parties agree that the Settlement consideration and the other terms of the Settlement were negotiated at arm’s length and in good faith by the Parties, and reflect the Settlement that was reached voluntarily after extensive negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.

22. While retaining their right to deny that the claims asserted in the Consolidated Actions were meritorious, Defendants and their counsel, in any statement made to any media representative (whether or not for attribution) will not assert that the Consolidated Actions were commenced or prosecuted in bad faith nor will they deny that the Consolidated Actions were commenced and prosecuted in good faith and is being settled voluntarily after consultation with competent legal counsel. In all events, Plaintiffs and their counsel and Defendants and their counsel shall not make any accusations of wrongful or actionable conduct by either Party concerning the prosecution, defense, and resolution of the Consolidated Actions, and shall not otherwise suggest that the Settlement constitutes an admission of any claim or defense alleged.

23. The terms of the Settlement, as reflected in this Stipulation, may not be modified or amended, nor may any of its provisions be waived except by a writing signed on behalf of both Plaintiffs and Defendants (or their successors-in-interest).

24. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

25. If any deadline set forth in this Stipulation or the Exhibits thereto falls on a Saturday, Sunday, or legal holiday, that deadline will be continued to the next business day.

26. Without further Order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

27. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and Litigation Expenses to Plaintiffs’ Counsel and enforcing the terms of this Stipulation.

28. The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

29. This Stipulation and its Exhibits supersede the Term Sheet and constitute the entire agreement among the Parties concerning the Settlement and this Stipulation and its Exhibits. Each Party acknowledges that no other agreements, representations, warranties, or inducements have been made to or relied upon by any Party concerning this Stipulation or its Exhibits other than those contained and memorialized in such documents.

30. This Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via email. All executed counterparts and each of them shall be deemed to be one and the same instrument.

31. This Stipulation shall be binding upon and inure to the benefit of the successors and assigns of the Parties, and the Released Persons, and any corporation, partnership, or other entity into or with which any Party may merge, consolidate, or reorganize. The Parties acknowledge and agree, for the avoidance of doubt, that the Released Defendants’ Persons and the Released Plaintiffs’ Persons are intended beneficiaries of this Stipulation and are entitled to enforce the Releases contemplated by the Settlement.

32. The construction, interpretation, operation, effect and validity of this Stipulation and all documents necessary to effectuate it shall be governed by the internal laws of the State of Delaware without regard to conflicts of laws, except to the extent that federal law requires that federal law govern.

33. Any action arising under or to enforce this Stipulation or any portion thereof shall be commenced and maintained only in the Court.

34. This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that the Stipulation is the result of arm’s-length negotiations between the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.

35. All counsel and any other person executing this Stipulation and any of the Exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

36. Co-Lead Counsel and Defendants’ Counsel agree to cooperate fully with one another to obtain (and, if necessary, defend on appeal) all necessary approvals of the Court required of this Stipulation (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement), and to use best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.

37. If any Party is required to give notice to another Party under this Stipulation, such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery or email transmission, with confirmation of receipt. Notice shall be provided as follows:

If to Plaintiffs or Co-Lead Counsel:

Bernstein Litowitz Berger & Grossmann LLP
Attn: Jeroen van Kwawegen, Esq.
1251 Avenue of the Americas

New York, NY 10020

(212) 554-1400
jeroen@blbglaw.com

Friedman Oster & Tejtel PLLC

Attn: Jeremy Friedman, Esq.

493 Bedford Center Road, Suite 2D

Bedford Hills, NY 10507
(888) 529-1108
jfriedman@fotpllc.com

If to Defendants:

Goodwin Procter LLP

Attn: Deborah S. Birnbach

100 Northern Avenue

Boston, MA 02210

(617) 570-1339

DBirnbach@goodwinlaw.com

Richards, Layton & Finger P.A.

Attn: Rudolf Koch

920 North King Street

Wilmington, DE 19801

(302) 651-7721

Koch@rlf.com

If to College Top:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

Attn: Lewis R. Clayton

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

lclayton@paulweiss.com

Paul, Weiss, Rifkind, Wharton & Garrison LLP

Attn: Daniel A. Mason

500 Delaware Ave., Suite 200

Post Office Box 32

Wilmington, DE 19899-0032

(302) 655-4425

dmason@paulweiss.com

38. Except as otherwise provided herein, each Party shall bear its own costs.

39. Whether or not the Stipulation is approved by the Court and whether or not the Stipulation is consummated, or the Effective Date occurs, the Parties and their counsel shall use their best efforts to keep all negotiations, discussions, acts performed, agreements, drafts, documents signed, and proceedings in connection with the Settlement and this Stipulation confidential.

40. All agreements made and orders entered during the course of the Consolidated Actions relating to the confidentiality of information shall survive this Settlement.

IN WITNESS WHEREOF, the Parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, as of September 29, 2023.

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP

OF COUNSEL:	/s/ Mae Oberste
Greg V. Varallo (Bar No. 2242)
Eric J. Riedel	Mae Oberste (Bar Mae No. 6690)
BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP	Daniel E. Meyer (Bar. No. 6876) 500 Delaware Avenue, Suite 901
1251 Avenue of the Americas	Wilmington, DE 19801
New York, NY 10020	(302) 364-3600
(212) 554-1400
Co-lead Counsel for Co-lead Plaintiffs
Jeremy S. Friedman
David F.E. Tejtel
Christopher M. Windover
FRIEDMAN OSTER & TEJTEL PLLC
493 Bedford Center Road, Suite 2D
Bedford Hills, NY 10507
(888) 529-1108

RICHARDS, LAYTON & FINGER, P.A.

OF COUNSEL:	/s/ Rudolf Koch
Rudolf Koch (Bar No. 4947)
Deborah Birnbach	Kyle H. Lachmund (Bar No. 6842)
Tucker DeVoe	John O’Toole (Bar No. 6448)
Anna Whitman	920 North King Street
Lauren Jackson	Wilmington, DE 19801
GOODWIN PROCTER LLP	(302) 651-7700
100 Northern Avenue
Boston, MA 02210	Counsel for Defendants
(617) 570-1000

PAUL, WEISS, RIFKIND,
WHARTON & GARRISON LLP

OF COUNSEL:	/s/ Daniel A. Mason
Daniel A. Mason (Bar No. 5206)
Lewis R. Clayton	500 Delaware Ave., Suite 200
PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP	Post Office Box 32 Wilmington, DE 19899-0032
1285 Avenue of the Americas	(302) 655-4425
New York, NY 10019-6064
(212) 373-3000	Counsel for College Top Holdings, Inc.
(a signatory to this Stipulation solely for
Counsel for College Top Holdings, Inc.	purposes of Paragraph 3 of this
(a signatory to this Stipulation solely for	Stipulation)
purposes of Paragraph 3 of this
Stipulation)

CERTIFICATE OF SERVICE

I, Mae Oberste, hereby certify that, on September 29, 2023, the foregoing Stipulation and Agreement of Settlement, Compromise, and Release was filed and served electronically via File & ServeXpress upon the following counsel:

Rudolf Koch, Esq.	Daniel A. Mason, Esq.
Kyle H. Lachmund, Esq.	PAUL, WEISS, RIFKIND,
John M. O’Toole, Esq.	WHARTON & GARRISON LLP
Kevin M. Kidwell, Esq.	500 Delaware Ave., Suite 200
RICHARDS, LAYTON &	Post Office Box 32
FINGER, P.A.	Wilmington, DE 19899-0032
920 North King Street
Wilmington, DE 19801

/s/ Mae Oberste
Mae Oberste (Bar No. 6690)

~~Execution Version~~Exhibit A to Stipulation and Agreement of Settlement, Compromise and Release

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

DATED AS OF ~~June 15, 2022~~[•], 2023

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Amended and Restated Stockholders Agreement (this “Agreement”), dated as of [•], 2023~~June 15, 2022~~, is entered into by and between Limelight Networks, Inc., a Delaware corporation (the “Company”) and College Top Holdings, Inc., a Delaware corporation (“Seller Holdco”).

BACKGROUND:

WHEREAS, the Company and College Parent, L.P., a Delaware limited partnership (“Seller”) entered into that certain Stock Purchase Agreement, dated as of March 6, 2022 (the “Stock Purchase Agreement”), pursuant to which, among other things, (a) the Company has acquired all of the issued and outstanding shares of common stock of Edgecast, Inc., a Delaware subsidiary and an indirect, wholly-owned Subsidiary of Seller, and in exchange has issued a specified number of shares of Company Common Stock (as defined below) to Seller Holdco (as Seller’s designee) and (b) the Company issued a specified number of shares of Common Stock to Seller Holdco (as Seller’s designee) in the Primary Issuance, in each case, as set forth in the Stock Purchase Agreement, subject to the terms and conditions set forth therein; ~~and~~

WHEREAS, in connection with the Closing, the Company and Seller Holdco ~~are entering into this Agreement~~entered into that certain Stockholders Agreement, dated as of June 15, 2022 (the “Prior Stockholders Agreement”);

WHEREAS, the Company and Seller Holdco now desire, for their mutual benefit and in connection with the litigation in the Delaware Court of Chancery captioned In re Edgio, Inc. Stockholders Litigation, No. 2022-0624-MTZ, to amend and restate the Prior Stockholders Agreement in its entirety and enter into this Agreement to set forth certain understandings among such parties, including with respect to certain governance matters; and

WHEREAS, the Company and Seller Holdco agree that nothing in this Agreement is intended to affect any provision of Prior Stockholders Agreement not expressly amended by this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

INTRODUCTORY MATTERS

1.1 Defined Terms. Capitalized terms used in this Agreement shall have the meanings set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Stock Purchase Agreement.

“Affiliate” mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person; provided, that, (a) the Company and its Subsidiaries shall not be deemed to be Affiliates of any Seller Holdco Party or any of its Affiliates, and (b) except in the case of Sections 4.4(a) through 4.4(c), in no event shall (i) a Seller Holdco Party be considered an Affiliate of any other portfolio company or investment fund affiliated with or managed by affiliates of Apollo Global Management, Inc. and (ii) any other portfolio company or investment fund affiliated with or managed by affiliates of Apollo Global Management, Inc., be considered to be an Affiliate of a Seller Holdco Party.

“Apollo Entities” means Apollo and each of its respective Controlled Affiliates.

“Audit Committee” means the audit committee of the Board, or another committee of the Board performing the function of overseeing audit, financial reporting, and similar matters that an audit committee of a public company that is listed on the Exchange customarily oversees.

“Beneficially Own” (including its correlative meanings, “Beneficial Owner” and “Beneficial Ownership”) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Committee” means any or all of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and any other committee of the Board.

“Company” has the meaning set forth in the Preamble.

“Company Common Stock” means the shares of common stock, $0.001 par value per share, of the Company, and any other capital stock of the Company into which such common stock is reclassified or reconstituted and any other common stock of the Company.

“Compensation Committee” means the compensation committee of the Board, or another committee performing the functions of overseeing executive compensation and related matters that a compensation committee of a public company that is listed on the Exchange customarily oversees.

“Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise (and the terms “Controlled by,” “Controls,” “Controlling” and “under common Control with” shall have correlative meanings).

“Designee Qualifications” has the meaning set forth in Section 2.2.

“Director” means any director of the Company.

“Group” has the meaning assigned to it in Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder.

“Identified Person(s)” has the meaning set forth in Section 4.4(b).

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“Nominating and Governance Committee” means the nominating and governance committee of the Board, or another committee performing the functions of nominating or selecting Persons for election or appointment to the Board.

“Permitted Loan” has the meaning set forth in Section 4.1(b)(iii).

“Permitted Transfer” has the meaning set forth in Section 4.1(a).

“Permitted Transferee” means the transferee of any Seller Holdco Issued Shares in a Permitted Transfer.

“Relevant Restricted Period” means (a) with respect to the Seller Holdco Issued Closing Shares, the period commencing on the date of this Agreement and ending on the date that is twenty four (24) months from the Closing Date, and (b) with respect to any Seller Holdco Issued Earnout Shares, the period commencing on the date such shares are issued to a Seller Holdco Party and ending on the later of (i) the date that is twenty four (24) months from the Closing Date and (ii) the date that is six (6) months after the date such shares are issued to a Seller Holdco Party.

“Restricted Persons” means (i) any transferee listed on Exhibit B, which list may be updated in writing from time to time by the Board with respect to additional bona fide competitors of the Company (each, a “Competitor”), or (ii) any of the Persons listed on the then most recently published “SharkWatch 50” list (or, if publication of such list has been discontinued, such other list of significant activist investors selected by the Board to replace such list unless and until such time as the publication of such replacement list is discontinued).

“Routine Matters” means the election of directors, the approval (on a non-binding basis) of the compensation of the Company’s named executive officers and all other business involving compensation matters (including new or amended equity plans), and the ratification of the appointment of the Company’s independent auditors.

“Seller Holdco Issued Closing Shares” means shares of Company Common Stock issued to Seller Holdco at the Closing, including, for the avoidance of doubt, the Primary Issuance Purchaser Shares.

“Seller Holdco Issued Earnout Shares” means shares of Company Common Stock issued to Seller Holdco upon the occurrence of a Triggering Event.

“Seller Holdco Issued Shares” means, collectively, the Seller Holdco Issued Closing Shares and the Seller Holdco Issued Earnout Shares

“Seller Holdco Party” or “Seller Holdco Parties” means Seller Holdco and each Permitted Transferee that becomes a party to this Agreement by executing a joinder agreement substantially in the form attached as Exhibit A.

“Standstill Period” means the period commencing on the date of this Agreement and ending on the date that is ninety (90) days after the earlier of (i) the date on which (i) the Seller Holdco Parties cease to Beneficially Own at least thirty five percent (35%) of Seller Holdco Issued Closing Shares, and (ii) Seller Holdco no longer has any rights under Section 2.1(b)(i) to designate or nominate any Seller Holdco Board Designee to serve on the Board or has otherwise irrevocably waived such designation rights.

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“Total Number of Directors” means the total number of authorized Directors comprising the entire Board (which, for the avoidance of doubt, shall include any vacancies).

“Transfer” (including the terms “Transferred” and “Transferring”) means any direct or indirect transfer, sale, assignment, exchange, gift, conveyance or other disposition, pledge or grant of a security interest, in each case, whether voluntary, by operation of law or otherwise, and “Transferor” and “Transferee” shall have correlative meanings; provided, that in no event shall (a) any transfer of Equity Interests in any direct or indirect stockholder of the Company constitute a “Transfer” if there is no Transfer of the Control of such Person or (b) any Transfer of Equity Interests of any publicly listed direct or indirect parent entity of Seller Holdco shall constitute a “Transfer”.

1.2 Construction. For the purposes of this Agreement: (i) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (ii) references to the terms Article, Section, paragraph, Exhibit and Schedule are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement, unless otherwise specified; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (iv) references to “$” shall mean U.S. dollars, and any amounts that are denominated in a foreign currency shall be deemed to be converted into U.S. dollars at the applicable exchange rate in effect at 9:00 a.m., New York City time (as reported by Bloomberg L.P.) on the date for which such U.S. dollar amount is to be calculated; (v) the word “including” and words of similar import when used in this Agreement and the Ancillary Agreements shall mean “including without limitation,” unless otherwise specified; (vi) the word “or” need not be exclusive; (vii) references to “written” or “in writing” include in electronic form; (viii) the Parties have each participated in the negotiation and drafting of this Agreement and if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the parties thereto and no presumption or burden of proof shall arise favoring or burdening either party by virtue of the authorship of any of the provisions in this Agreement; (ix) references to any statute shall be deemed to refer to such statute as amended through the date hereof and to any rules or regulations promulgated thereunder as amended through the date hereof (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date, references to any statute shall be deemed to refer to such statute and any rules or regulations promulgated thereunder as amended through such specific date); (x) references to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; (xi) a reference to any Person includes such Person’s successors and assigns permitted by this Agreement; (xii) any reference to “days” shall mean calendar days unless Business Days are expressly specified; (xiii) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; and (xiv) amounts used in any calculations for purposes of this Agreement may be either positive or negative, it being understood that the addition of a negative number shall mean the subtraction of the absolute value of such negative number and the subtraction of a negative number shall mean the addition of the absolute value of such negative number.

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ARTICLE II

CORPORATE GOVERNANCE MATTERS

2.1 Composition of the Board.

(a) Initial Board. Effective as the date hereof, in accordance with the Organizational Documents of the Company, the Company shall expand the size of the Board to nine members, cause two directors to tender their resignations as members of the Board effective as of the date hereof and appoint one (1) Seller Holdco Board Designee (as defined below) to serve as a Class I Director, one (1) Seller Holdco Board Designee to serve as a Class II Director, and one (1) Seller Holdco Board Designee to serve as a Class III Director. The initial Seller Holdco Board Designees will be Reed Rayman, E-Fei Wang and one (1) Director that is independent under the rules and regulations of NASDAQ and the SEC.

(b) Board and Committee Designation Rights.

(i) For so long as the Seller Holdco Parties Beneficially Own ten percent (10%) or more of the then outstanding shares of Company Common Stock, subject to Section 2.2 below, Seller Holdco shall have the right, but not the obligation, to propose for nomination to the Board by the Company’s stockholders a number of individuals (any such designee, a “Seller Holdco Board Designee”) in accordance with Section 2.1(b)(iii); provided, that in no event shall Seller Holdco have the right to propose for nomination more than three (3) Seller Holdco Board Designees. No delay by Seller Holdco in proposing any Seller Holdco Board Designee shall impair its right to subsequently propose any Seller Holdco Board Designee. In the event that Seller Holdco has nominated less than the total number of nominees that Seller Holdco is entitled to propose pursuant to this Section 2.1(b)(iii), Seller Holdco shall have the right, at any time, to propose such additional Seller Holdco Board nominees to which it is entitled, in which case, the Board shall, at such time, expand the size of the Board if necessary and appoint such additional Seller Holdco Board Nominees subject to Section 2.2 below.

(ii) Until Seller Holdco no longer has any rights under Section 2.1(b)(i) and Section 2.1(b)(iii) to designate any Seller Holdco Board Designee to serve on the Board and subject to Section 2.2 below, Seller Holdco shall be entitled, but not obligated, to cause the Board to designate a number of Seller Holdco Board Designees to serve as members of each Committee proportional to the number of Seller Holdco Board Designees on the Board, rounded down to the nearest whole number.

(iii) Following the date hereof, the number of individuals that Seller Holdco is entitled to designate to serve as Directors shall be equal to the percentage of the outstanding shares of Company Common Stock that is Beneficially Owned by the Seller Holdco Parties multiplied by the Total Number of Directors, rounded to the nearest whole number, subject to a maximum of three (3); provided, that so long as Seller Holdco has the right to propose for nomination two (2) or three (3) Directors, one (1) shall be independent under the

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rules and regulations of NASDAQ and the SEC; provided, further, that the Seller Holdco Parties shall be entitled to designate zero (0) Directors if, at any time, the Seller Holdco Parties, in the aggregate, Beneficially Own less than ten percent (10%) of the outstanding shares of Company Common Stock. Any step-down reductions in the number of individuals that Seller Holdco is entitled to designate to serve as Directors pursuant to the immediately preceding sentence or Section 2.1(b) is referred to in either case hereinafter as the “Board Stepdown.”

(c) Resignations. In the event that the number of Seller Holdco Board Designees that Seller Holdco is entitled to appoint as Directors or members of a Committee pursuant to Section 2.1(b) is reduced and adjusted in accordance with the terms thereof, Seller Holdco shall immediately use its reasonable best efforts to cause such excess number of Seller Holdco Board Designees to promptly tender his, her or their resignation from the Board and any applicable Committee. If the relevant Seller Holdco Board Designee does not promptly tender his, her or their resignation from the Board, such Seller Holdco Board Designee shall not thereafter be entitled to participate as a member of the Board or any applicable Committee pursuant to this Agreement, and the Board shall be entitled to take all necessary actions to promptly remove such Seller Holdco Board Designee from the Board and any applicable Committees.

(d) Vacancies. Subject to the provisions of this Article II, including the qualification provisions in Section 2.2, in the event that a vacancy is created at any time by the death, resignation, removal, disqualification or other cause, except in the case of vacancy resulting from, or related to, the Board Stepdown, of any Seller Holdco Board Designee, including the failure of any Seller Holdco Board Designee to be elected at a meeting of stockholders of the Company, Seller Holdco shall have the right to designate a replacement to fill such vacancy (but only if Seller Holdco would be then entitled to propose such designee for nomination to the Board pursuant to Section 2.1(b)(i)), and the Company shall use its reasonable best efforts to cause such vacancy to be filled by, a new Seller Holdco Board Designee who meets the Designee Qualifications, and the Company and the Board shall take, to the fullest extent permitted by Law, at any time and from time to time, all actions necessary to accomplish the same as soon as possible following such designation.

(e) Assurances. The Company agrees, to the fullest extent permitted by applicable Law but subject to Section 2.2, to (i) include in the slate of nominees recommended by the Board for election at any meeting of stockholders (and in any election by written consent) called for the purpose of electing directors the applicable Person(s) proposed for nomination pursuant to this Article II, (ii) propose for nomination and recommend each such Person(s) to be elected as a Director as provided herein, and (iii) use the same efforts to cause the election of such nominees as it uses to cause other nominees recommended by the Board to be elected, including soliciting proxies or consents in favor thereof.

(f) Indemnification; Expenses and Fees. The Company shall at all times provide each Seller Holdco Board Designee (in his or her capacity as a Director) with the same rights to indemnification and exculpation that it provides to other Directors. In addition, in his or her capacity as a member of the Board or any applicable Committee on which he or she formally serves as a member, such Seller Holdco Board Designee shall be entitled to receive (i) any and all applicable Director and Committee fees and compensation that are payable to the Company’s non-management Directors as part of the Company’s director compensation plan, and (ii) reimbursement of all reasonable, documented out-of-pocket expenses that he or she incurs in connection with performing Board and any applicable Committee duties consistent with the Company’s expense reimbursement policy applicable to non-management Directors.

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(g) Directors’ and Officer’s Insurance. The Company shall maintain directors’ and officers’ liability insurance as determined by the Board. The Company acknowledges and agrees that any Seller Holdco Board Designees who are partners, members, employees, or consultants of Apollo Global Management, Inc. and/or any of its Affiliates (each, an “Apollo Entity”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by the applicable Apollo Entity (collectively, the “Apollo Indemnitors”). The Company acknowledges and agrees that the Company shall be the indemnitor of first resort with respect to any indemnification, advancement of expenses and/or insurance provided in the Organizational Documents of the Company and/or any of its Subsidiaries and/or any indemnification agreements to any Seller Holdco Board Designee in his or her capacity as a director of the Company or any of its Subsidiaries (such that the Company’s obligations to such indemnitees in their capacities as directors are primary and any obligation of the Apollo Indemnitors to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by such indemnitees are secondary). Such indemnitees shall, in their capacities as directors, be entitled to all the rights to indemnification, advancement of expenses and entitled to insurance to the extent provided under (i) Organizational Documents of the Company and/or any of its Subsidiaries in effect from time to time and/or (ii) such other agreement, if any, between the Company and/or any of its Subsidiaries, on the one hand, and such indemnitees, on the other hand, without regards to any rights such indemnitees may have against the Apollo Indemnitors. No advancement or payment by the Apollo Indemnitors on behalf of such indemnitees with respect to any claim for which such indemnitees have sought indemnification, advancement of expenses or insurance from the Company in their capacities as directors shall affect the foregoing and the Apollo Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitees against the Company and/or its applicable Subsidiaries.

2.2 Qualification of Seller Holdco Board Designee.

(a) Each Seller Holdco Board Designee shall, at the time of his or her nomination or appointment as a Director and at all times thereafter until such individual ceases to serve as a Director:

(i) meet and comply with any and all policies, procedures, processes, codes, rules, standards and guidelines of the Company applicable to all non-employee Board members, including the Company’s code of business conduct and ethics, securities trading policies and corporate governance guidelines;

(ii) with respect to any Seller Holdco Board Designee who is designated to serve on a Committee, meet and comply with any requirements under applicable Law, stock exchange listing rules or the Company’s corporate governance documents for membership on such Committee;

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(iii) not be involved in any of the events enumerated in Item 2(d) or Item 2(e) of Schedule 13D under the Exchange Act or Item 401(f) of Regulation S-K under the Securities Act;

(iv) not be subject to any order, decree or judgment of any Governmental Entity prohibiting service as a director of any public company; and

(v) not be an employee, officer, or director of, or consultant to, or be receiving any compensation or benefits from, any Competitor (unless otherwise agreed to by the Nominating and Governance Committee).

(b) Each Seller Holdco Board Designee, as a condition to his or her initial appointment or election to the Board and any re-nomination for election to the Board, must be willing to be interviewed by the Nominating and Corporate Governance Committee on the same basis as any other new or returning, as applicable, candidate for appointment or election to the Board and must be reasonably satisfactory to the Nominating and Corporate Governance Committee acting in good faith; provided that (i) a determination by the Nominating and Corporate Governance Committee that a Seller Holdco Board Designee is not reasonably satisfactory shall not in any way effect or impair Seller Holdco’s rights under this Article II and (ii) in the event of such a determination, Seller Holdco shall be entitled to propose a different Seller Holdco Board Designee. Seller Holdco, in its capacity as a stockholder of the Company, on behalf of itself and other Seller Holdco Parties, and each Seller Holdco Board Designee, shall deliver such questionnaires and otherwise provide such information as are reasonably requested by the Company in connection with assessing qualification, independence and other criteria applicable to Directors, or required to be provided by directors, candidates for director, and their Affiliates and representatives for inclusion in a proxy statement or other filing required by applicable Law and the rules of the Exchange, in each case to the same extent requested or required of other candidates for appointment or election to the Board. The requirements set forth in this Section 2.2 are referred to, collectively, as the “Designee Qualifications.”

ARTICLE III

VOTING MATTERS

3.1 Voting Agreement. During the Standstill Period, at any annual or special meeting of stockholders of the Company (or if action is taken by written consent of stockholders of the Company in lieu of a meeting), the Seller Holdco Parties shall vote, or cause to be voted (including, if applicable, by written consent), all shares of Company Common Stock Beneficially Owned by Seller Holdco Parties as follows with respect to all matters other than the election of Directors (for the avoidance of doubt, this Section 3.1 shall not apply to any vote on the election of Directors, and the Seller Holdco Parties shall, subject to Section 4.2 of this Agreement, be entitled to vote all shares of Company Common Stock Beneficially Owned by them at their discretion in any vote on the election of Directors):

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(a) 25% of all shares of Company Common Stock Beneficially Owned by Seller Holdco Parties shall be voted pro rata with all other stockholders of the Company (other than the Seller Holdco Entities);~~in favor of the Board’s recommendation with respect to (i) each Director recommended by the Board for election (and against any individuals nominated to serve as a Director who are not recommended by the Board for election) and (ii) all other Routine Matters.~~ and

(b) 75% of all shares of Company Common Stock Beneficially Owned by Seller Holdco Parties shall be voted, at Seller Holdco Parties’ discretion, either in favor of the Board’s recommendation or pro rata with all other stockholders of the Company (other than the Seller Holdco Entities) ~~with respect to any other matter submitted for a vote of the stockholders of the Company~~.

3.2 Quorum. During the Standstill Period, at each annual or special meeting of stockholders of the Company, the Seller Holdco Parties shall cause all of their shares of Company Common Stock Beneficially Owned by the Seller Holdco Parties to be present in person or by proxy for purposes of determining the presence of a quorum.

ARTICLE IV

ADDITIONAL COVENANTS

4.1 Transfer Restrictions.

(a) During the Relevant Restricted Period, no Seller Holdco Party shall Transfer any of the Seller Holdco Issued Shares, other than under the following circumstances (each a “Permitted Transfer”):

(i) a Transfer to an Affiliate of Seller Holdco that becomes a party to this Agreement by executing a joinder agreement substantially in the form attached as Exhibit A;

(ii) a Transfer (via a distribution in kind) to the equityholders of Seller Holdco that become a party to this Agreement by executing a joinder agreement substantially in the form attached as Exhibit A;

(iii) a Transfer that has previously been approved in writing by the Board or a duly authorized committee thereof;

(iv) a Transfer to a third party pursuant to a tender offer, exchange offer, merger, consolidation, business combination or other similar transaction that is recommended by the Board and that results in all holders of the Company Common Stock having the right to exchange their Company Common Stock for cash, securities or other property (including, for the avoidance of doubt, any tender offer or exchange offer that is for less than all of the outstanding shares of Company Common Stock);

(v) a Transfer after commencement by the Company or one of its significant Subsidiary (as such term is defined in Rule 12b-2 under the Exchange Act) of the Company of bankruptcy, insolvency or other similar proceedings; and

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(vi) a Transfer in connection with (x) a total return swap; provided that written notice of any such total return swap, which shall include the number of shares of Common Stock underlying such total return swap, shall be provided to the Company, and that such total return swap shall not result in an increase in the voting rights of any Seller Holdco Entity, or (y) a loan or other financing arrangement, including pledging, hypothecating or otherwise granting a security interest in Company Common Stock or securities convertible into or exchangeable for such Company Common Stock to one or more lending institutions as collateral or security for any loan, advance or extension of credit and any Transfer upon foreclosure (or in lieu of foreclosure) upon such Company Common Stock (each, a “Permitted Loan”), in each case of the foregoing clauses (x) and (y), with a counterparty that is one or more nationally recognized financial institutions; provided that, during the Relevant Restricted Period, the aggregate amount of Seller Holdco Issued Shares that may be Transferred pursuant to a Foreclosure (as defined below) in connection with a Permitted Loan shall not exceed one third (1/3) of the Seller Holdco Issued Closing Shares (such limitation, the “Foreclosure Limitation”). Nothing contained in this Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities’ affiliate) or collateral agent to foreclose upon, or accept a Transfer in lieu of foreclosure, and sell, dispose of or otherwise Transfer the Company Common Stock mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default (any of the foregoing, collectively, a “Foreclosure”) under a Permitted Loan (subject, during the Relevant Restricted Period, to the Foreclosure Limitation). Subject to the Foreclosure Limitation, in the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or any Affiliate of the foregoing exercises any rights or remedies in respect of the Company Common Stock or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or Affiliate of any of the foregoing (other than, for the avoidance of doubt, Seller Holdco or its Affiliates) shall be entitled to any rights or have any obligations or be subject to any Transfer restrictions or limitations hereunder.

(b) Until the twelve (12) month anniversary of the expiration of the Relevant Restricted Period, the Seller Holdco Parties shall only Transfer such Seller Holdco Issued Shares in a Transfer that is either:

(i) a Permitted Transfer;

(ii) for the 12-month period following such expiration, in compliance with the volume requirements of Rule 144(e) of the Securities Act, and following such 12-month period, without any restriction under Rule 144(e) of the Securities Act, in each case, in which the transferee is not known to be a ~~Restricted Person~~Competitor; or

(iii) pursuant to a registered offering where the applicable Seller Holdco Parties have requested or encouraged any block sale purchasers, brokers or “qualified institutional buyers” not to resell such Seller Holdco Issued Shares to Person who is known to be a ~~Restricted Person~~Competitor.

(c) Any Transfer or attempted Transfer of Seller Holdco Issued Shares in violation of this Section 4.1 shall, to the fullest extent permitted by applicable Law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the books of the Company.

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(d) Any certificates for Seller Holdco Issued Shares held by a Seller Holdco Party shall bear a legend or legends (and appropriate comparable notations or other arrangements will be made with respect to shares maintained in the form of book entries) referencing restrictions on transfer of such shares under the Securities Act and under this Agreement which legend shall state in substance:

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THE EXCHANGE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH SECURITIES UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS.

THESE SECURITIES ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 15, 2022, BY AND BETWEEN LIMELIGHT NETWORKS, INC. AND COLLEGE TOP HOLDINGS, INC., AS IT MAY BE AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF LIMELIGHT NETWORKS, INC.

Notwithstanding the foregoing, upon the request of the applicable Seller Holdco Party, (i) in connection with any Transfer of Seller Holdco Issued Shares in accordance with the terms of this Agreement, the Company shall promptly cause the second paragraph of the legend (or notation) to be removed upon such Transfer if such restrictions would not be applicable following such Transfer (including in connection with a Permitted Loan transaction), and (ii) following receipt by the Company of written confirmation from legal counsel reasonably satisfactory to the Company to the effect that such legend (or notation) is no longer required under the Securities Act and applicable state securities Laws, the Company shall promptly cause the first paragraph of the legend (or notation) to be removed from any Seller Holdco Issued Shares to be Transferred in accordance with the terms of this Agreement.

4.2 Standstill. During the Standstill Period, the Seller Holdco Parties shall not, and shall direct their Affiliates not to, directly or indirectly, without the prior written consent of the Company:

(a) acquire, offer to acquire or agree to acquire, by purchase or otherwise, Beneficial Ownership of any Equity Interests of the Company (including any rights, options or other derivative securities or contracts or instruments to acquire such ownership that derives its value from (in whole or in part) such Equity Interests (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any

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combinations of the foregoing)) other than: (A) as a result of any stock split, stock dividend or distribution, subdivision, reorganization, reclassification or similar capital transaction involving Equity Interests, (B) receipt of any Seller Holdco Issued Earnout Shares, or (C) pursuant to or in connection with a Permitted Transfer or a Permitted Loan; provided, that no Seller Holdco Party shall be in breach of this Section 4.2(a) as a result of the acquisition by any Seller Holdco Board Designee of any Equity Interests of the Company pursuant to (x) the grant or vesting of any equity compensation awards granted by the Company to any Seller Holdco Board Designee, or (y) the exercise of any stock options, restricted stock units, or similar awards relating to any Equity Interests of the Company granted by the Company to any Seller Holdco Board Designee;

(b) propose or make any public announcement or public offer with respect to any acquisition, merger, business combination, recapitalization, reorganization or other similar extraordinary transaction involving the Company or any of its Subsidiaries (unless such transaction is approved or affirmatively recommended by the Board);

(c) make, knowingly encourage, or in any way participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act) to vote any shares of Company Common Stock, or seek to advise or influence any Person with respect to the voting of, any shares of Company Common Stock (other than, in each case, in accordance with, and as permitted by, Section 3.1);

(d) seek election to, or seek to place a representative on, the Board, or seek the removal of any member of the Board, or otherwise act, alone or in concert with others, to seek representation or to control or influence the management, the Board or policies of the Company (other than with respect to (A) the election or removal of a Seller Holdco Board Designee in accordance with, and as permitted by, Section 2.1 or (B) voting (including by written consent) in accordance with, and as permitted by, Section 3.1);

(e) call, or seek to call, a meeting of the stockholders of the Company or initiate any stockholder proposal for action by stockholders of the Company;

(f) form, join or in any way participate in a Group with respect to Equity Securities or discuss with any third party the potential formation of a Group (other than a Group consisting solely of Seller Holdco Parties);

(g) otherwise act, alone or in concert with others, to seek to control or influence the management or the policies of the Company (for the avoidance of doubt, excluding any such act in their capacity as a commercial counterparty, customer, supplier or the like);

(h) advise or knowingly assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other Persons in connection with any of the foregoing activities;

(i) publicly disclose any intention, plan or arrangement inconsistent with any of the foregoing activities, or knowingly take any action that a Seller Holdco Party knows would require the Company to make a public announcement regarding any of the foregoing activities; or

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(j) contest the validity of this Section 4.2;

it being understood and agreed that this Section 4.2 shall not limit (A) the ability of each Seller Holdco Board Designee to exercise his or her legal duties or otherwise act in his or her capacity as a Director or a member of a Committee, (B) the ability of a Seller Holdco Party to vote (including by written consent) or Transfer its Seller Holdco Issued Shares as permitted under the terms of this Agreement, participate in rights offerings made by the Company to all holders of Company Common Stock, receive any dividends or similar distributions with respect to any Equity Interests of the Company, or (C) a Seller Holdco Party or any of its Affiliates from making to the Board or the Chief Executive Officer of the Company any proposal regarding a strategic transaction involving the Company, which proposal is made in a confidential manner and is not reasonably expected to require the Company to make any public disclosure.

4.3 Certain Approval Rights. So long as the Seller Holdco Parties Beneficially Own at least fifty percent (50%) of the Seller Holdco Issued Closing Shares, without the prior written consent of Seller Holdco, the Company shall not:

(a) amend the Organizational Documents of the Company or any of its material Subsidiaries in any manner that would be disproportionately adverse to Seller Holdco;

(b) change the size of the Board; or

(c) undertake any liquidation, dissolution or winding up of the Company.

4.4 Corporate Opportunities.

(a) In recognition and anticipation that (i) certain directors, principals, officers, employees, members, partners and/or other representatives of Seller Holdco, any Seller Holdco Party or Apollo Entity, or of investment funds or vehicles affiliated with an Apollo Entity or any of its respective Affiliates may be Seller Holdco Board Designees and, accordingly, serve as Directors, and (ii) each of Apollo or investment funds or vehicles affiliated with Apollo may now engage, may continue to engage, and/or may, in the future, decide to engage, in the same or similar activities or related lines of business as those in which the Company or any of its Subsidiaries, directly or indirectly, now engage or may engage and/or other business activities that overlap with, are complementary to or compete with those in which the Company or any of its Subsidiaries, directly or indirectly, now engage or may engage, the provisions of this Section 4.4 are set forth to regulate and define the conduct of certain affairs of the Company and its Subsidiaries with respect to certain classes or categories of business opportunities as they may involve any Seller Holdco Party or its Affiliates and the powers, rights, duties and liabilities of the Company, its Subsidiaries, and their respective directors, officers and stockholders in connection therewith.

(b) To the fullest extent permitted by applicable Law, the Company, on behalf of itself and each of its Subsidiaries, hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate (or analogous) or business opportunity for any Seller Holdco Party, any of its Affiliates, or any of the Seller Holdco Board Designees (collectively, “Identified Persons” and, individually, an “Identified Person”) and the Company or any of its Affiliates. In the event that any Identified

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Person acquires knowledge of a potential transaction or other corporate (or analogous) or business opportunity which may be a corporate (or analogous) or business opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall have no duty to communicate, offer or otherwise make available such transaction or other corporate (or analogous) or business opportunity to the Company or any of its Affiliates and shall not be liable to the Company or its stockholders or to any Affiliate of the Company for breach of any purported fiduciary duty solely by reason of the fact that such Identified Person pursues or acquires such corporate (or analogous) or business opportunity for itself, herself or himself, or offers or directs such corporate (or analogous) or business opportunity to another Person (including any Affiliate of such Identified Person).

(c) The Company, on behalf of itself and each of its Subsidiaries, (i) acknowledges that the Identified Persons may now own, may continue to own, and from time to time may acquire and own, investments in one or more other entities (each such entity, a “Related Company” and all such entities, collectively, “Related Companies”) that are direct competitors of, or that otherwise may have interests that do or could conflict with those of, the Company, any of its Subsidiaries, any of the Company’s stockholders or any of their respective Affiliates, and (ii) agree that (A) the enjoyment, exercise and enforcement of the rights, interests, privileges, powers and benefits granted or available to the Identified Persons under this Agreement shall not be in any manner reduced, diminished, affected or impaired, and the obligations of the Identified Persons under this Agreement (if any) shall not be in any manner augmented or increased, by reason of any act, circumstance, occurrence or event arising from or in any respect relating to (x) the ownership by an Identified Person of any interest in any Related Company, (y) the affiliation of any Related Company with an Identified Person or (z) any action taken or omitted by any Related Company or an Identified Person in respect of any Related Company, (B) no Identified Person shall, by reason of such ownership, affiliation or action, become subject to any fiduciary duty to the Company, any of its Subsidiaries, any of the Company’s stockholders or any of their respective Affiliates, (C) none of the duties imposed on an Identified Person, whether by contract or law, do or shall limit or impair the right of any Identified Person lawfully to compete with the Company, any of its Subsidiaries, any of the Company’s stockholders or any of their respective Affiliates as if the Identified Persons were not a party to this Agreement, and (D) the Identified Persons are not and shall not be obligated to disclose to the Company, any of its Subsidiaries, any of the Company’s stockholders or any of their respective Affiliates any information related to their respective businesses or opportunities, including acquisition opportunities, or to refrain from or in any respect to be restricted in competing against the Company, any of its Subsidiaries, any of the Company’s stockholders or any of their respective Affiliates in any such business or as to any such opportunities.

(d) Notwithstanding anything to the contrary in this Agreement: (i) any current Seller Holdco Board Designee and any Person who has served as a Seller Holdco Board Designee within the preceding twelve (12) months shall not (x) serve on the board of directors of any Restricted Person or (y) serve on the board of directors of any Seller Holdco Entity that owns any interest in a Restricted Person that would result in such Restricted Person becoming an Affiliate of such Seller Holdco Entity; and (ii) the Seller Holdco Parties shall not, and shall direct their Affiliates not to, acquire any interest in any Restricted Person that would result in such Restricted Person becoming an Affiliate of any Seller Holdco Entity. This Section 4.4(d) shall terminate and be of no further force or effect upon the earlier of (A) the date of termination of this Agreement in accordance with Section 6.1 and (B) the later of (I) ninety (90) days after the expiration of the Standstill Period and (II) the day after the first annual meeting of stockholders following the expiration of the Standstill Period at which Directors are elected.

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4.5 Information and Access Rights.

(a) For so long as the Seller Holdco Parties has the right under Section 2.1(b)(i) to designate or nominate any Seller Holdco Board Designee to serve on the Board, the Company shall, and shall cause its Subsidiaries to, (i) permit Seller Holdco and its respective designated representatives, at reasonable times and upon reasonable prior notice to the Company, to inspect, review and/or make copies and extracts from the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary and (ii) upon the written request of Seller Holdco, provide Seller Holdco, in addition to other information that might be reasonably requested by Seller Holdco from time to time, (A) copies of all materials provided to the Board (or committee of the Board), (and (B) to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries (all such information so furnished pursuant to this Section 4.5(a), the “Information”). Subject to Section 4.5(b), any Seller Holdco Party (and any party receiving Information from such Seller Holdco Party) who shall receive Information shall maintain the confidentiality of such Information, using the same degree of care that such Seller Holdco Party would employ with respect to its own confidential information. The Seller Holdco Parties acknowledge and agree that all of the information received by it in connection with this Agreement is of a confidential nature and may be regarded as material non-public information under Regulation FD promulgated by the SEC. The Company shall not be required to provide such portions of any Information containing attorney-client, work product or similar privileged information of the Company or other information required by the Company to be kept confidential pursuant to and in accordance with the terms of any confidentiality agreement with a third Person or applicable Law, so long as the Company has used its reasonable best efforts to enter into an arrangement pursuant to which it may provide such information to the Seller Holdco Parties without the loss of any such privilege or without violating such confidentiality obligation.

(b) Individuals associated with the Seller Holdco Parties may from time to time serve on the Board or the equivalent governing body of the Company’s Subsidiaries. The Company, on its behalf and on behalf of its Subsidiaries, recognizes that such individuals (i) will from time to time receive non-public information concerning the Company and its Subsidiaries, and (ii) may (subject to the obligation to maintain the confidentiality of such information in accordance with Section 4.5(a)) share such information with other individuals associated with the Seller Holdco Parties who have a need to know such information for the purpose of facilitating support to such individuals in their capacity as members of the Board or such equivalent governing body or enabling the Seller Holdco Parties, as equityholders, to better evaluate the Company’s performance and prospects; provided, that such other individuals are informed about the confidential nature of such information and agree in writing to maintain the confidentiality of such information consistent with the confidentiality obligations under Section 4.5(a).

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4.6 Financing Cooperation.

(a) If requested by a Seller Holdco Party, the Company will provide cooperation (with, in each case, all reasonable, documented out-of-pocket expenses, including legal expenses, incurred by the Company in connection with the foregoing, being borne by such Seller Holdco Party) in connection with such Seller Holdco Party obtaining any Permitted Loan, including with respect to the following: (i) entering into an issuer agreement (an “Issuer Agreement”) with each lender in connection with such transactions (which agreement may include agreements and obligations of the Company relating to procedures and specified time periods for effecting transfers and/or conversions upon foreclosure, agreements to not hinder or delay exercises of remedies on foreclosure, acknowledgments regarding organizational documents and corporate policy, if applicable, and certain acknowledgments regarding the pledged Company Common Stock and securities law status of the pledge arrangements), (ii) using good faith and commercially reasonable efforts to (A) remove any restrictive legends on certificates representing pledged Company Common Stock and depositing any pledged Company Common Stock in book entry form on the books of The Depository Trust Company, in each case when eligible to do so or otherwise as agreed with the transfer agent (and providing any necessary indemnities to the transfer agent in connection therewith) or (B) without limiting the generality of clause (A), if such Company Common Stock is eligible for resale under an exemption for sale under the Securities Act, including Rule 144 thereunder, depositing such pledged Company Common Stock in book entry form on the books of The Depository Trust Company or other depository with customary representations and warranties from the applicable Seller Holdco Party or its applicable Affiliates regarding compliance with securities Laws, (iii) if so requested by such lender or counterparty, as applicable, re-registering the pledged Company Common Stock in the name of the relevant lender, agent, counterparty, custodian or similar party to a Permitted Loan, with respect to Permitted Loans solely as securities intermediary and only to the extent Seller Holdco or its Permitted Transferees (or its or their Affiliates) continue to beneficially own such pledged Company Common Stock, (iv) entering into customary triparty agreements with each lender and Seller Holdco (and its Permitted Transferees and its and their Affiliates) relating to the delivery of the Company Common Stock to the relevant lender for crediting to the relevant collateral accounts upon funding of the loan and payment of the purchase price including a right for such lender as a third party beneficiary of the Company’s obligations hereunder and (v) such other cooperation and assistance as Seller Holdco and its Permitted Transferees may reasonably request in writing (which cooperation and assistance, for the avoidance of doubt, shall not include any requirements that the Company deliver information or compliance certificates typically provided by borrowers to lenders) that will not unreasonably disrupt the operation of the Company’s business.

(b) Seller Holdco shall indemnify and hold harmless the Company and its Affiliates and all Representatives of any of the foregoing from and against any and all fees, costs and expenses (including reasonable out-of-pocket legal and accounting fees and expenses), judgments, fines, claims, losses, penalties, damages, interest, awards and liabilities directly or indirectly suffered or incurred by them in connection with the arrangement and consummation of any Permitted Loan or providing any of the information utilized in connection therewith, except (i) any information concerning the Company or any of its Affiliates provided by the Company or any of its Affiliates or Representatives or (ii) to the extent any of the foregoing was suffered or incurred as a result of the gross negligence, Fraud, intentional misrepresentation, bad faith, or willful misconduct of, any such Persons.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.1 Representations and Warranties of the Company. The Company hereby represents and warrants to Seller Holdco as follows as of the Effective Date:

(a) The Company is a corporation, duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under the Agreement.

(b) The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) applicable Law, (y) the Organizational Documents of the Company, or (z) any Contract to which the Company is a party.

(c) The execution and delivery by the Company of this Agreement and the performance of the obligations of the Company under this Agreement have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Seller Holdco, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

5.2 Representations and Warranties of Seller Holdco. Seller Holdco hereby represents and warrants to the Company as follows as of the Effective Date:

(a) Seller Holdco is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Seller Holdco has all requisite power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

(b) The execution and delivery by Seller Holdco of this Agreement and the performance by Seller Holdco of its obligations under this Agreement do not and will not conflict with or violate any provision of, or require the consent or approval of any Person (except for any such consents or approvals which have been obtained) under, (x) applicable Law, (y) its Organizational Documents, or (z) any Contract to which it is a party.

(c) The execution and delivery by Seller Holdco of this Agreement and the performance by Seller Holdco of its obligations under this Agreement have been duly authorized by all necessary corporate or other analogous action on its part. This Agreement has been duly executed and delivered by Seller Holdco and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Seller Holdco, enforceable against it in accordance with its terms, subject to Enforceability Exceptions.

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(d) None of the Seller Holdco Entities owns any Voting Securities (without giving effect to the Seller Holdco Issued Closing Shares).

5.3 No Other Representations and Warranties. Each of the Company and Seller Holdco hereby acknowledges and agrees that except for the express representations and warranties set forth in this Article V, the Stock Purchase Agreement or any other Ancillary Agreement, (a) neither party hereto nor any Person acting on its behalf is making any representation or warranty of any kind, express or implied, in connection with the negotiation, execution or performance of this Agreement or the Stock Purchase Agreement or the transactions contemplated hereby and thereby, and (b) neither party hereto has relied on any representation or warranty, whether express or implied, with respect to any information furnished by the other party hereto or any Person acting on its behalf in connection with the negotiation, execution or performance of this Agreement or the Stock Purchase Agreement or the transactions contemplated hereby and thereby.

ARTICLE VI

GENERAL PROVISIONS

6.1 Termination. This Agreement shall terminate automatically upon the dissolution of the Company (unless the Company (or its successor) continues to exist after such dissolution, whether incorporated in Delaware or another jurisdiction). Any Seller Holdco Party who disposes of all of its Seller Holdco Acquired Shares shall automatically cease to be a party to this Agreement and have no further rights or obligations hereunder as a Seller Holdco Party.

6.2 Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or by electronic mail (“e-mail”) transmission (so long as a receipt of such e-mail is requested and received), and shall be directed to the address set forth below (or at such other address as such party shall designate by like notice):

if to the Company:

Limelight Networks, Inc.

2220 W. 14th Street

Tempe, AZ 85281

Attn:	Michael DiSanto
Email:	mdisanto@llnw.com

with a copy (not constituting notice) to:

Goodwin Procter LLP

Three Embarcadero Center

San Francisco, CA 94111

Attention: Joshua Zachariah

  Nathan Hagler

E-mail: jzachariah@goodwinlaw.com

  nhagler@goodwinlaw.com

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if to Seller Holdco:

College Top Holdings, Inc.

One Manhattanville Road, Suite 201

Purchase, NY 10577

Attn:	Reed Rayman
Email:	rrayman@apollo.com

with a copy (not constituting notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention:	Taurie Zeitzer

   Justin Rosenberg

E-mail:	tzeitzer@paulweiss.com

   jrosenberg@paulweiss.com

6.3 Amendment; Waiver. This Agreement may not be modified or amended, except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party to this Agreement may, only by an instrument in writing, waive compliance by the other party to this Agreement with any term or provision of this Agreement on the part of such other party to this Agreement to be performed or complied with. The waiver by any party to this Agreement of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Insofar as this Agreement amends the provisions of the Prior Stockholders Agreement, such amendments do not affect, and shall not be construed to affect, the meaning of any other provision not expressly amended.

6.4 Further Assurances. Each party hereto shall sign such further documents and do and perform and cause to be done such further acts and things as any other party hereto may reasonably request to the extent necessary to carry out the intent and accomplish the purposes of this Agreement.

6.5 Assignment. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned, except by any Seller Holdco Party to any Permitted Transferee that has executed a joinder agreement substantially in the form attached as Exhibit A to this Agreement, without the express prior written consent of the other parties hereto, and any attempted assignment, without such consent, will be null and void.

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6.6 Third Parties. Except for Section 2.1(f), Section 2.1(g) and Section 4.4, which are intended to benefit, and to be enforceable by, the Persons specified therein, this Agreement and the Exhibits and Schedules hereto, are not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof

6.7 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

(a) This Agreement, and all proceedings (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of the parties in the negotiation, administration, performance and enforcement hereof, shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably (i) submits to the personal jurisdiction of the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such dispute, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such dispute, any Delaware State court sitting in New Castle County, in the event any dispute (whether in contract, tort or otherwise) arises out of this Agreement or the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) waives any objection to the laying of venue of any Action relating to this Agreement or the transactions contemplated hereby in such court, (iv) waives and agrees not to plead or claim in any such court that any Action relating to this Agreement or the transactions contemplated hereby brought in any such court has been brought in an inconvenient forum, and (v) agrees that it will not bring any Action relating to this Agreement or the transactions contemplated hereby in any court other than the Delaware Court of Chancery in and for New Castle County, or in the event (but only in the event) that such Delaware Court of Chancery does not have subject matter jurisdiction over such Action, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court also does not have jurisdiction over such Action, any Delaware State court sitting in New Castle County. Each party agrees that service of process upon such party in any such Action shall be effective if notice is given in accordance with Section 6.2.

(b) EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY AGREEMENTS, THE CONFIDENTIALITY AGREEMENT OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH OR THE ADMINISTRATION HEREOF OR THEREOF OR THE SALE OR ANY OF THE OTHER TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR ANY ANCILLARY AGREEMENTS, THE CONFIDENTIALITY AGREEMENT OR RELATED

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INSTRUMENTS. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 6.7. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 6.7 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

6.8 Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the parties hereto do not perform any provision of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties hereto acknowledge and agree that the parties hereto shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of actual damages, in addition to any other remedy to which they are entitled in Law or in equity. Each of the parties hereto agrees that it will not oppose, and irrevocably waives its right to object to, the granting of an injunction, specific performance or other equitable relief on the basis that the other party has an adequate remedy at Law or that any award of specific performance is not an appropriate remedy for any reason at Law or in equity or otherwise. Any party hereto seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction or enforcement.

6.9 Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto and thereto, and the Confidentiality Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede any prior discussion, correspondence, negotiation, proposed term sheet, letter of intent, agreement, understanding or arrangement, whether oral or in writing.

6.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

6.11 Headings. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

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6.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, pdf or other electronic method (including DocuSign) shall be as effective as delivery of a manually executed counterpart of this Agreement.

6.13 Certain Adjustments of Company Common Stock. Notwithstanding anything contained herein, the parties hereto hereby agree that if, following the execution of this Agreement, the number of outstanding shares of Company Common Stock is increased or decreased or changed into a greater or fewer number or a different class of shares, including by reason of any reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any other similar event that would have the effect of changing the Seller Holdco Parties’ ownership of Company Common Stock or other Equity Interests of the Company, then each provision herein that relates to or references a Seller Holdco Party’s or any of their respective Affiliates’ holding, ownership or Beneficial Ownership of Company Common Stock (including with respect to the Seller Holdco Issued Shares) shall be automatically adjusted without any further action by any Person to fully reflect the appropriate effect of such increase or decrease in the number of outstanding shares of Company Common Stock or such change into a greater or fewer number or a different class of shares, as applicable.

[Remainder Of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

LIMELIGHT NETWORKS, INC.

By:
Name: Robert Lyons
Title: Chief Executive Officer

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COLLEGE TOP HOLDINGS, INC.

By:
Name: Monica Mijaleski
Title: Chief Financial Officer and Treasurer

[Signature Page to Stockholders Agreement]

EXHIBIT A

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders Agreement, dated as of June 15, 2022 (the “Stockholders Agreement”), by and between the Company and Seller Holdco. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

WHEREAS, on the date hereof, the Joining Party is acquiring shares of Company Common Stock from [•] (the “Transferred Shares”); and

WHEREAS, the Stockholders Agreement requires the Joining Party, as a condition to becoming a holder of the Transferred Shares, to agree in writing to be bound by the terms of the Stockholders Agreement, and the Joining Party agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

1. Agreement to be Bound. The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders Agreement and a “Seller Holdco Party” as if it had executed the Stockholders Agreement as of the date hereof. The Joining Party hereby ratifies, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement, in each case as of the date hereof. The Joining Party hereby represents and warrants to the Company that, as of the date hereof, it is a Permitted Transferee and the representations and warranties set forth in Section 5.2 are true and correct as if the Joining Party were Seller Holdco.

2. Notice. For purposes of Section 6.2 of the Stockholders Agreement, the Joining Party’s address is:

[•]

[•]

[•]

Attention: [•]

Fax: [•]

with a copy (not constituting notice) to:

[•]

[•]

[•]

Attention: [•]

Fax: [•]

3. Headings and Captions. The headings and captions contained in this Joinder Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Joinder Agreement or the intent of any provision hereof.

4. Counterparts. This Joinder Agreement may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Joinder Agreement (or amendment, as applicable).

5. Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to principles of conflicts of Laws thereof.

[Remainder Of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: [•]

[NAME OF JOINING PARTY]

By:
Name:	[•]
Title:	[•]

ACCEPTED AND AGREED:

[•]

By:
Name:	[•]
Title:	[•]

EXHIBIT B

[****]

EXHIBIT B

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE EDGIO, INC. STOCKHOLDERS LITIGATION	CONSOLIDATED C.A. No. 2022-0624-MTZ

[PROPOSED] SCHEDULING ORDER

WHEREAS, consolidated stockholder class actions captioned Assad v. Amaral et al., C.A. No. 2022-0624-MTZ (Del. Ch.), Botelho v. Amaral et al., C.A. No. 2022-0626-MTZ (Del. Ch.), and In re Edgio, Inc. Stockholders Litigation, C.A. No. 2022-0624-MTZ (Del. Ch.), (collectively, the “Consolidated Actions”), are pending in this Court;

WHEREAS, Plaintiffs George Assad and Dianne Botelho, on behalf of themselves and the other members of the Settlement Class (defined below); and Defendants Walter D. Amaral, Doug Bewsher, Scott A. Genereux, Patricia Parra Hadden, Bob Lyons, David C. Peterschmidt, and Edgio, Inc. (“Edgio”) f/k/a Limelight Networks, Inc. (“Limelight”) (Plaintiffs and Defendants, together, the “Parties”) have determined to settle all claims asserted against Defendants in the Consolidated Actions on the terms and conditions set forth in the Stipulation and Agreement of Settlement, Compromise, and Release dated September 26, 2023 (the “Stipulation”)1 subject to the approval of this Court (the “Settlement”);

[1]	College Top Holdings, Inc. (“College Top”) is a signatory to the Stipulation solely for purposes of paragraph 3 of the Stipulation.

WHEREAS, in accordance with the Stipulation, Plaintiffs and Defendants have made an application, pursuant to Court of Chancery Rule 23, for entry of a scheduling order in accordance with the Stipulation, approving the form and content of the notice of the Settlement to the Settlement Class, and scheduling the date and time for the Settlement Hearing; and

WHEREAS, the Court having considered the Stipulation and the exhibits attached thereto; the Stipulation being sufficient to warrant notice to the Settlement Class; and all Parties having consented to the entry of this Order.

NOW THEREFORE, IT IS HEREBY ORDERED, this ___ day of ___________, 2023, as follows:

1. Definitions: Unless otherwise defined herein, capitalized terms used herein shall have the same meanings given to them in the Stipulation.

2. Jurisdiction: The Court has jurisdiction over the subject matter of the Consolidated Actions and all matters relating to the Settlement, as well as personal jurisdiction over the Parties, College Top, and each of the Class Members.

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3. Class Certification: The Settlement Class, consisting of any and all Persons who held outstanding shares of Edgio (or Limelight) common stock, either of record or beneficially, at any time during the period from March 21, 2021, through and including the date of the Stipulation (the “Class Period”), including any and all of their legal representatives, heirs, successors in interest, transferees, and assigns, but excluding the Excluded Persons,2 is preliminarily certified as a non-opt-out class, for purposes of the Settlement only, pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2). Plaintiffs George Assad and Dianne Botelho are preliminarily appointed as Class Representatives for the Settlement Class, and the law firms of Bernstein Litowitz Berger & Grossmann LLP and Friedman Oster & Tejtel PLLC (together, “Co-Lead Counsel”) are preliminarily appointed as Class Counsel for the Settlement Class.

4. Based on the record of the Consolidated Actions, for purposes of the Settlement only, the Court preliminarily finds that (i) the Settlement Class is so numerous that joinder of all members is impracticable, satisfying Court of Chancery Rule 23(a)(1); (ii) there are questions of law and fact common to the Settlement Class, satisfying Court of Chancery Rule 23(a)(2); (iii) the claims of Plaintiffs are typical of the claims of absent Class Members in that they all arise from the same

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“Excluded Persons” means Defendants, as well as members of their immediate families, any entity in which any of them has a controlling interest, and the heirs, successors, or assignees of any such excluded person. “Excluded Persons” also includes (i) any trusts, estates, entities, or accounts that held shares of Edgio (or Limelight) for the benefit of any of the foregoing; and (ii) Apollo Global Management, Inc., Apollo Management IX, L.P., and College Parent, L.P.

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allegedly wrongful course of conduct and are based on the same legal theories, satisfying Court of Chancery Rule 23(a)(3); (iv) Plaintiffs and Co-Lead Counsel are fair and adequate representatives of the Settlement Class, satisfying Court of Chancery Rule 23(a)(4); (v) the prosecution of separate actions by individual Class Members would create a risk of inconsistent adjudications that would establish incompatible standards of conduct for Defendants, and, as a practical matter, the disposition of the Consolidated Actions as against Defendants would influence the disposition of any pending or future identical suits, actions, or proceedings brought by other Class Members, satisfying Court of Chancery Rule 23(b)(1); and (vi) Defendants are alleged to have acted or refused to act on grounds generally applicable to the Settlement Class, thereby making appropriate final injunctive relief or corresponding declaratory relief with respect to the Settlement Class as a whole, satisfying Court of Chancery Rule 23(b)(2).

5. Settlement Hearing: The Court will hold a hearing (the “Settlement Hearing”) on December 15, 2023, at 9:15 a.m., either in person at the Court of Chancery of the State of Delaware, New Castle County, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, or remotely by telephone or videoconference (in the discretion of the Court), to, among other things: (i) determine whether to finally certify the Settlement Class for settlement purposes only, pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2);

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(ii) determine whether Plaintiffs and Co-Lead Counsel have adequately represented the Settlement Class, and whether Plaintiffs should be finally appointed as Class Representatives for the Settlement Class and Co-Lead Counsel should be finally appointed as Class Counsel for the Settlement Class; (iii) determine whether the proposed Settlement should be approved as fair, reasonable, and adequate to the Settlement Class, and in the best interests of the Settlement Class; (iv) determine whether the proposed Judgment approving the Settlement, dismissing the Consolidated Actions with prejudice, and granting the Releases provided under the Stipulation should be entered; (v) determine whether and in what amount the Court should award attorneys’ fees and Litigation Expenses to Plaintiffs’ Counsel (the “Fee and Expense Award”); (vi) hear and rule on any objections to the Settlement and/or Co-Lead Counsel’s application for a Fee and Expense Award (the “Fee and Expense Application”); and (vii) consider any other matters that may properly be brought before the Court in connection with the Settlement.

6. The Court reserves the right to adjourn and reconvene the Settlement Hearing, including consideration of the Co-Lead Counsel’s Fee and Expense Application, without further notice to the Settlement Class other than by announcement at the Settlement Hearing or any adjournment thereof.

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7. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the Parties and without further notice to the Settlement Class.

8. The Court may decide to hold the Settlement Hearing by telephone, by video conference, or in person without further notice to the Settlement Class. Any Class Member (or his, her, or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s docket and/or the Settlement website for any change in date, time, or format of the hearing.

9. Notice of Settlement: Notice of the Settlement and the Settlement Hearing shall be given as follows:

(i) No later than five (5) business days after the date of entry of this Order, Defendants shall cause Edgio to: (a) file a Form 8-K with the SEC that discloses the Settlement and attaches a copy of the Stipulation and the Notice (substantially in the form attached as Exhibit B to the Stipulation) as exhibits; (b) post a copy of the Stipulation and the Notice (substantially in the form attached as Exhibit B to the Stipulation) on Edgio’s website; and (c) post a copy of the Stipulation and the Notice (substantially in the form attached as Exhibit B to the Stipulation) on Edgio’s social media accounts on LinkedIn, X (formerly Twitter), Facebook, and Instagram;

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(ii) No later than five (5) business days after the date of entry of this Order, Co-Lead Counsel shall post a copy of the Stipulation and the Notice (substantially in the form attached as Exhibit B to the Stipulation) on the website of Bernstein Litowitz Berger & Grossmann LLP; and

(iii) Not later than seven (7) calendar days prior to the Settlement Hearing, Defendants and Co-Lead Counsel shall file with the Court proof, by affidavit or declaration, of compliance with their respective obligations under paragraphs 9(i) and (ii) of this Order.

10. Approval of Form and Content of Notice: The Court: (a) approves, as to form and content, the Notice, attached to the Stipulation as Exhibit B, and (b) finds that manner of providing notice to the Class as set forth in paragraph 9 of this Order: (i) is reasonably calculated, under the circumstances, to apprise Class Members of the pendency of the Consolidated Actions, the effect of the proposed Settlement (including the Releases to be provided thereunder), Co-Lead Counsel’s Fee and Expense Application, and Class Members’ rights to object to any aspect of the Settlement and/or Co-Lead Counsel’s Fee and Expense Application, and to appear at the Settlement Hearing; (ii) constitutes due, adequate, and sufficient notice to all persons and entities entitled to receive notice of the proposed Settlement; and (iii) satisfies the requirements of Court of Chancery Rule 23, the United States Constitution (including the Due Process Clause), and all other applicable law and rules.

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11. Appearance at Settlement Hearing and Objections: Unless the Court orders otherwise, any Class Member may enter an appearance in the Consolidated Actions, at his, her, or its own expense, individually or through counsel of his, her, or its own choice, by filing with the Register in Chancery and delivering a notice of appearance to Co-Lead Counsel and Defendants’ Counsel, at the addresses set forth in paragraph 12 below, such that it is received no later than fifteen (15) calendar days prior to the Settlement Hearing, or as the Court may otherwise direct. Any Class Member who does not enter an appearance will be represented by Co-Lead Counsel, and shall be deemed to have waived and forfeited any and all rights he, she, or it may otherwise have to appear separately at the Settlement Hearing.

12. Any Class Member may file a written objection to the proposed Settlement and/or Co-Lead Counsel’s Fee and Expense Application (“Objector”), if he, she, or it has any cause why the proposed Settlement and/or Fee and Expense Application should not be approved; provided, however, that, unless otherwise directed by the Court for good cause shown, no Objector shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement and/or Co-Lead Counsel’s Fee and Expense Application unless that person or entity files a

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written objection with the Register in Chancery, Court of Chancery of the State of Delaware, New Castle County, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801 (electronically by File & ServeXpress, by hand, by first-class U.S. mail, or by express service) and serves copies of the objection upon each of the following counsel at the following addresses such that they are received no later than fifteen (15) calendar days prior to the Settlement Hearing, with copies also emailed to jeroen@blbglaw.com, jfriedman@fotpllc.com, dbirnbach@goodwinlaw.com, and koch@rlf.com:

Co-Lead Counsel: Jeroen van Kwawegen, Bernstein Litowitz Berger & Grossmann LLP, 1251 Avenue of the Americas, 44th Floor, New York, New York 10020; and Jeremy Friedman, Friedman Oster & Tejtel PLLC, 493 Bedford Center Road, Suite 2D, Bedford Hills, NY 10507.

Defendants’ Counsel: Deborah S. Birnbach, Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210; and Rudolf Koch, Richards, Layton & Finger P.A., 920 North King Street, Wilmington, DE 19801.

13. Any objections must: (i) identify the case name and civil action number, “In re Edgio, Inc. Stockholders Litigation, C.A. No. 2022-0624-MTZ”; (ii) state the name, address, and telephone number of the Objector and, if represented by counsel, the name, address, and telephone number of the Objector’s counsel; (iii) be signed by the Objector; (iv) contain a specific, written statement of the objection(s) and the

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specific reason(s) for the objection(s), including any legal and evidentiary support the Objector wishes to bring to the Court’s attention, and if the Objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the Objector may call to testify, and any exhibits the Objector intends to introduce into evidence at the hearing; and (v) include documentation sufficient to prove that the Objector is a member of the Settlement Class. Documentation establishing that an Objector is a member of the Settlement Class must consist of copies of monthly brokerage account statements or an authorized statement from the Objector’s broker containing the transactional and holding information found in an account statement. Plaintiffs’ Co-Lead Counsel is authorized to request from any Objector additional information or documentation sufficient to prove that the Objector is a Class Member.

14. Unless the Court orders otherwise, any Class Member who or which does not make his, her, or its objection in the manner provided herein shall: (i) be deemed to have waived and forfeited his, her, or its right to object to any aspect of the proposed Settlement or Co-Lead Counsel’s Fee and Expense Application; (ii) be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement, the Judgment to be entered approving the Settlement or Co-Lead Counsel’s Fee and Expense Application; and (iii) be deemed to have waived and to be forever barred and foreclosed from being heard, in this or any other proceeding, with respect to any matters concerning the Settlement or the requested or awarded attorneys’ fees or expenses.

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15. Stay and Temporary Injunction: Until otherwise ordered by the Court, the Court stays all proceedings in the Consolidated Actions other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation. Pending final determination of whether the Settlement should be approved, the Court bars and enjoins Plaintiffs and all other Class Members from commencing or prosecuting any of the Released Plaintiffs’ Claim against any of the Released Defendants’ Persons.

16. Notice Costs: All Notice Costs shall be paid by Defendants in accordance with the terms of the Stipulation; provided that, as set forth in the Stipulation, Defendants shall not be required to reimburse Plaintiffs for any costs associated with posting the Stipulation and the Notice on the website of Bernstein Litowitz Berger & Grossmann LLP.

17. Termination of Settlement: If the Settlement is terminated as provided in the Stipulation or the Effective Date of the Settlement otherwise fails to occur, this Order shall be vacated, rendered null and void, and be of no further force and effect, except as otherwise provided by the Stipulation; this Order shall be without prejudice to the rights of the Parties or the Class; and Plaintiffs and Defendants shall revert to their respective positions in the Consolidated Actions as of immediately prior to the execution of the Term Sheet on August 14, 2023, as provided under the Stipulation.

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18. Supporting Papers: Co-Lead Counsel shall file and serve the opening papers in support of the proposed Settlement and Co-Lead Counsel’s Fee and Expense Application no later than thirty (30) calendar days prior to the Settlement Hearing. Any objections to the Settlement and/or Co-Lead Counsel’s Fee and Expense Application shall be filed and served no later than fifteen (15) calendar days prior to the Settlement Hearing. If reply papers are necessary, they are to be filed and served no later than seven (7) calendar days prior to the Settlement Hearing.

19. Retention of Jurisdiction: The Court retains exclusive jurisdiction to consider all further applications arising out of or connected with the proposed Settlement.

20. Extension of Deadlines: The Court may, for good cause shown, extend any of the deadlines set forth in this Order without further notice to the Settlement Class.

Vice Chancellor Morgan T. Zurn

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EXHIBIT C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE EDGIO, INC. STOCKHOLDERS LITIGATION	CONSOLIDATED C.A. No. 2022-0624-MTZ

NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF CLASS

ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR

The Court of Chancery of the State of Delaware authorized this Notice.

This is not a solicitation from a lawyer.

NOTICE OF PENDENCY OF CLASS ACTION:1 Please be advised that your rights will be affected by the above-captioned stockholder class action (the “Action”) pending in the Court of Chancery of the State of Delaware (the “Court”) if you held shares of Edgio, Inc. (“Edgio”) or, as Edgio was formerly known as, Limelight Networks, Inc. (“Limelight”) common stock, either of record or beneficially, at any time during the period from March 21, 2021, through and including September 26, 2023 (the “Class Period”).

NOTICE OF SETTLEMENT: Please also be advised that Plaintiffs George Assad and Dianne Botelho, on behalf of themselves and the other members of the Settlement Class (defined in paragraph 28 below) and Defendants Walter D. Amaral, Doug Bewsher, Scott A. Genereux, Patricia Parra Hadden, Bob Lyons, David C. Peterschmidt, and Edgio have reached a proposed settlement of the Action (the “Settlement”). As stated in paragraph 29 below, pursuant to the Settlement, Edgio and College Top Holdings, Inc. (“College Top”) will execute an Amended and Restated Stockholders Agreement (the “Amended Stockholders Agreement”), which will include, among other things, provisions stating that (1) with respect to all matters other than director elections, College Parent shall vote 25% of its Edgio shares pro rata

[1]

Any capitalized terms not otherwise defined in this Notice shall have the meanings given to them in the Stipulation and Agreement of Settlement, Compromise, and Release dated September 26, 2023 (the “Stipulation”). A copy of the Stipulation is attached as Exhibit __ to the Form 8-K filed by Edgio on [___________], 2023. The Stipulation and this Notice are also available at www.blbglaw.com.

with all other Edgio stockholders and may vote 75% of its Edgio shares, at its discretion, either in favor of the Board’s recommendation or pro rata with all other Edgio stockholders; (2) with respect to director elections, College Parent may vote its Edgio shares at its discretion; and (3) certain transfer restrictions applicable to College Parent are limited to Competitors, as defined in the Amended Stockholders Agreement. These provisions replace provisions that (i) with respect to certain routine matters submitted for a stockholder vote, including director elections, obligated College Parent to vote in favor of the Board’s recommendations and against any director nominees not recommended by the Board for election; (ii) with respect to all other matters submitted for a stockholder vote, obligated College Parent to vote either in favor of the Board’s recommendation or pro rata with all other Limelight stockholders; and (iii) restricted College Parent from transferring its stock to a broader set of transferees, including persons listed on the then most recently published “SharkWatch 50” list. Plaintiffs allege that these amendments benefit the Settlement Class by allowing more of Edgio’s stock to be voted independently from Edgio’s directors’ recommendation. If approved by the Court, the Settlement will resolve all claims in the consolidated actions captioned Assad v. Amaral et al., C.A. No. 2022-0624-MTZ (Del. Ch.), Botelho v. Amaral et al., C.A. No. 2022-0626-MTZ (Del. Ch.), and In re Edgio, Inc. Stockholders Litigation, C.A. No. 2022-0624-MTZ (Del. Ch.) (collectively, the “Consolidated Actions”).

Please Note: Class Members will not receive any direct payment from the Settlement. Accordingly, there is no Proof of Claim Form for Class Members to submit in connection with the Settlement. Also, Class Members and are not required to take any action in response to this Notice.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE PROPOSED SETTLEMENT OF THIS ACTION.

WHAT IS THE PURPOSE OF THIS NOTICE?

1. The purpose of this Notice is to notify Class Members of the existence of the Consolidated Actions and the terms of the proposed Settlement of the Consolidated Actions. The Notice is also being sent to inform Class Members of a hearing that the Court has scheduled to consider the fairness, reasonableness, and adequacy of the Settlement and the application by Plaintiffs’ Co-Lead Counsel—Bernstein Litowitz Berger & Grossmann LLP and Friedman Oster & Tejtel PLLC—for an award of attorneys’ fees and expenses (the “Settlement Hearing”). See paragraphs 39 and 40 below for details about the Settlement Hearing, including the date and time of the hearing.

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2. The Court directed that this Notice be provided to Class Members because they have a right to know about their options before the Court rules on the proposed Settlement. Additionally, Class Members have the right to understand how the Consolidated Actions and the proposed Settlement generally affect their legal rights. Please Note: The Court may approve the proposed Settlement with such modifications as the Parties may agree to, if appropriate, without further notice to Class Members.

3. The issuance of this Notice is not an expression by the Court of any findings of fact or any opinion concerning the merits of any claim in the Consolidated Actions, and the Court has not yet decided whether to approve the Settlement.

WHAT IS THIS CASE ABOUT?

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO THE FOLLOWING MATTERS AND THESE RECITATIONS SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.

4. On March 6, 2022, the Board of Directors of Limelight (the “Board”) approved, and Limelight entered into, a stock purchase agreement (the “Purchase Agreement”) whereby, among other things, Limelight agreed to purchase from College Parent, L.P. (“College Parent”) all of the issued and outstanding common stock of Edgecast, Inc. (“Edgecast”), as well as certain related businesses and assets, in exchange for the issuance by Limelight to College Parent of shares of Limelight common stock (such transactions collectively, the “Acquisition”).

5. It was estimated that, as the result of the Acquisition, College Parent would hold approximately 35% to 39% of Limelight’s outstanding common stock.

6. In the Purchase Agreement, Limelight and College Parent agreed that, upon the closing of the Acquisition, they would enter into a stockholders’ agreement (the “Stockholders Agreement”) that included, among other things, provisions stating that (1) with respect to certain routine matters submitted for a stockholder vote, including director elections, College Parent must vote in favor of the Board’s recommendations and against any nominees not recommended by the Board for election; (2) with respect to all other matters submitted for a stockholder vote, College Parent must vote either in favor of the Board’s recommendation or pro rata with all other Limelight stockholders; and (3) College Parent would be subject to certain transfer restrictions with respect to its Limelight common stock.

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7. On May 4, 2022, Limelight filed a definitive proxy statement with the United States Securities and Exchange Commission (the “SEC”) relating to the Acquisition and seeking, among other things, approval of the issuance of Limelight common stock to provide for the purchase contemplated in the Acquisition.

8. On June 9, 2022, Limelight stockholders voted, among other things, to approve the stock issuance contemplated by the Acquisition.

9. On June 15, 2022, the Acquisition closed, pursuant to which, among other things: (i) College Parent became the holder of approximately 35% of Limelight’s outstanding common stock; (ii) Limelight and College Top (as College Parent’s designee) entered into the Stockholders Agreement; and (iii) Limelight changed its name to Edgio.

10. On July 18, 2022, plaintiff George Assad commenced an action bearing the caption Assad v. Amaral et al., C.A. No. 2022-0624-MTZ (Del. Ch.) (the “Assad Action”), on behalf of himself and similarly situated stockholders of Edgio, against Defendants asserting a claim for breach of fiduciary duty in connection with the Board’s approval of the Acquisition and the Stockholders Agreement, and Assad requested expedition.

11. Also on July 18, 2022, plaintiff Dianne Botelho commenced an action bearing the caption Botelho v. Amaral et al., C.A. No. 2022-0626-MTZ (Del. Ch.) (the “Botelho Action”), on behalf of herself and similarly situated stockholders of Edgio, against Defendants asserting a claim for breach of fiduciary duty in connection with the Board’s approval of the Acquisition and the Stockholders Agreement, and Botelho requested expedition.

12. On July 29, 2022, the Court entered an Order consolidating the Assad Action and the Botelho Action for all purposes into the Consolidated Actions and, among other things, appointed Assad and Botelho as co-lead plaintiffs in the Consolidated Actions, appointed the law firms Bernstein Litowitz Berger & Grossmann LLP and Friedman Oster & Tejtel PLLC as co-lead counsel, and designated the Assad Complaint as the operative complaint in the Consolidated Actions.

13. On August 4, 2022, Defendants opposed the motions for expedition.

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14. On August 10, 2022, the Court granted Assad’s motion for expedition in part, ordered prompt briefing on Defendants’ then-forthcoming motion to dismiss (the “Motion to Dismiss”), and stayed discovery pending resolution of Defendants’ then-forthcoming Motion to Dismiss.

15. On September 2, 2022, Defendants filed the Motion to Dismiss.

16. On September 23, 2022, Plaintiffs opposed the Motion to Dismiss.

17. The Parties completed briefing for the Motion to Dismiss on October 11, 2022, and argued the Motion to Dismiss before the Court on October 12, 2022.

18. On December 8, 2022, the Court requested supplemental briefing in connection with the Motion to Dismiss, which briefing was submitted to the Court for decision on January 20, 2023.

19. On May 1, 2023, the Court issued a Memorandum Opinion denying the Motion to Dismiss.

20. On June 5, 2023, Defendants filed their Answer to the Complaint.

21. Between May 2023 and August 2023, the Parties engaged in document and other written discovery, including the following: (i) Plaintiffs revived the limited discovery they had served on Defendants with the Assad Complaint and that had been stayed while the Motion to Dismiss was pending; and (ii) Plaintiffs propounded 24 additional requests for the production of documents to Defendants and served 45 interrogatories directed to Defendants.

22. Between May 2023 and August 2023, while discovery was proceeding, the Parties engaged in discussions concerning, among other things, the merits of the claims and defenses asserted in the Consolidated Actions.

23. Plaintiffs’ Co-Lead Counsel and counsel for Defendants engaged in arm’s-length negotiations concerning a possible settlement of the Consolidated Actions, which culminated in an agreement in principle to settle the Consolidated Actions that was memorialized in a Settlement Term Sheet (the “Term Sheet”) executed on August 14, 2023.

24. As is reflected in paragraph 29 below, the terms of the Settlement include the execution of the Amended Stockholders Agreement by Edgio and College Top.

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25. After additional negotiations regarding the specific terms of their agreement, the Parties entered into the Stipulation on September 26, 2023. The Stipulation reflects the final and binding agreement between the Parties on the terms and conditions of the Settlement and supersedes the Term Sheet.

26. Prior to the execution of the Stipulation, no Party (or its counsel) discussed with any opposing Party (or its counsel) the amount of an appropriate award of attorneys’ fees and expenses in the Consolidated Actions.

27. On [____________], 2023, the Court entered a Scheduling Order directing that notice of the Settlement be provided to potential Class Members, and scheduling the Settlement Hearing to, among other things, consider whether to grant final approval to the Settlement.

HOW DO I KNOW IF I AM AFFECTED BY THE SETTLEMENT?

28. If you are a member of the Settlement Class, you are subject to the Settlement. The Settlement Class preliminarily certified by the Court solely for purposes of the Settlement consists of:

Any and all Persons who held outstanding shares of Edgio (or Limelight) common stock, either of record or beneficially, at any time during the Class Period, including any and all of their legal representatives, heirs, successors in interest, transferees, and assigns, but excluding the Excluded Persons.2

PLEASE NOTE: The Settlement Class was preliminarily certified as a non-“opt-out” class pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2). Accordingly, Class Members do not have the right to exclude themselves from the Settlement Class.

WHAT ARE THE TERMS OF THE SETTLEMENT?

29. In connection with the Settlement and as consideration for the Releases set forth in the Stipulation, within five (5) business days of the Effective Date of the Settlement, Edgio and College Top shall execute the Amended Stockholders Agreement attached to the Stipulation as Exhibit A, which, once executed, shall be deemed effective as of the Effective Date.

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“Excluded Persons” means Defendants, as well as members of their immediate families, any entity in which any of them has a controlling interest, and the heirs, successors, or assignees of any such excluded person. “Excluded Persons” also includes (i) any trusts, estates, entities, or accounts that held shares of Edgio (or Limelight) for the benefit of any of the foregoing; and (ii) Apollo Global Management, Inc., Apollo Management IX, L.P., and College Parent, L.P.

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WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

30. Plaintiffs, through Plaintiffs’ Co-Lead Counsel, have conducted an investigation relating to the claims and the underlying events alleged in the Consolidated Actions. Plaintiffs’ Co-Lead Counsel have analyzed the information adduced during their investigation and have also researched the applicable law with respect to the claims asserted in the Consolidated Actions and the potential defenses thereto. This investigation and discovery, and the settlement negotiations between the Parties, have provided Plaintiffs with an informed and detailed basis upon which to assess the relative strengths and weaknesses of Plaintiffs’ position and Defendants’ positions in this litigation.

31. Based upon their investigation and prosecution of the Consolidated Actions, Plaintiffs and Plaintiffs’ Co-Lead Counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable, and adequate as to Plaintiffs and the other members of the Settlement Class and in their best interests. Based on their direct oversight of the prosecution of this matter and with the advice of their counsel, Plaintiffs have agreed to settle and release the claims raised in the Consolidated Actions pursuant to the terms and provisions of the Stipulation, after considering (i) the substantial benefits and protections provided under the proposed Settlement; (ii) the significant risks of continued litigation and trial; and (iii) the desirability of permitting the Settlement to be consummated as provided by the terms of the Stipulation.

32. Defendants have entered into the Stipulation solely to eliminate the uncertainty, burden, and expense of further protracted litigation. Each of the Defendants denies any wrongdoing, and the Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants, or any other of the Released Defendants’ Persons, with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have, or could have, asserted. Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing or damages whatsoever.

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WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

33. If the Settlement is approved, the Court will enter an Order and Final Judgment (the “Judgment”). Pursuant to the Judgment, the claims asserted against Defendants in the Consolidated Actions will be dismissed with prejudice and the following releases (“Releasees”) will occur:

(i) Release of Claims by Plaintiffs and the Settlement Class: Upon the Effective Date (defined below), Plaintiffs and each and every member of the Settlement Class, on behalf of themselves and any and all of their respective predecessors, successors, assigns, agents, representatives, trustees, executors, administrators, estates, heirs, and transferees, in their capacities as such, and any other Person acting for or on behalf of, or claiming under, any of them, and who could assert any of the Released Plaintiffs’ Claims (defined below) on their behalf, in their capacities as such, shall and shall be deemed to fully, finally, and forever release, relinquish, settle, and discharge the Released Defendants’ Persons (defined below) from and with respect to every one of the Released Plaintiffs’ Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, instigating, facilitating, asserting, continuing, maintaining, participating in, or prosecuting any and all Released Plaintiffs’ Claims against the Released Defendants’ Persons.

“Effective Date” with respect to the Settlement means the first business day after the following events have occurred: (i) the Court has, following notice to the Settlement Class and a hearing, approved the Settlement and entered the Judgment; and (ii) the Judgment has become Final (defined below).

“Final,” when referring to the Judgment or any other court order, means (i) if no appeal is filed, the expiration date of the time provided for filing or noticing any motion for reconsideration, reargument, appeal, or other review of the order; or (ii) if there is an appeal from the Judgment or order, (a) the date of final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari, reconsideration, or otherwise, or (b) the date the judgment or order is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari, reconsideration, reargument, or other form of review of such affirmance, or the denial of a writ of certiorari, reconsideration,

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reargument, or other form of review of such affirmance, and, if certiorari, reconsideration, or other form of review is granted, the date of final affirmance following review pursuant to that grant. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees, costs, or expenses shall not in any way delay or preclude the Judgment from becoming Final.

“Released Plaintiffs’ Claims” means, to the fullest extent permitted by Delaware law in stockholder class action settlements, any and all manner of claims, including Unknown Claims, suits, actions, causes of actions, demands, liabilities, losses, rights, obligations, duties, damages, diminution in value, disgorgement, debts, costs, expenses, interest, penalties, fines, sanctions, fees, attorneys’ fees, expert or consulting fees, agreements, judgments, decrees, matters, allegations, issues, and controversies of any kind, nature, or description whatsoever, whether known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or unapparent, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, fixed or contingent, whether based on state, local, federal, foreign, statutory, regulatory, common, or other law or rule that, (i) were alleged, asserted, set forth, or claimed in any of the Consolidated Actions, or (ii) could have been alleged, asserted, set forth, or claimed in the Consolidated Actions or in any other action or in any other court, tribunal, or proceeding by Plaintiffs or any other member of the Settlement Class individually, on behalf of the Settlement Class directly, or on behalf of Edgio (or Limelight) derivatively, that (1) are based upon, arise out of, or relate to the allegations, transactions, facts, matters, disclosures, representations, or omissions referenced in the Assad Complaint or the Botelho Complaint; and (2) relate to the ownership of Edgio (or Limelight) common stock during the Class Period. Released Plaintiffs’ Claims do not include any claims to enforce the Settlement or any claims to enforce a final order and judgment entered by the Court.

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“Released Defendants’ Persons” means Defendants and any and all of their respective past or present affiliates (including, without limitation, Apollo Global Management, Inc., Apollo Management IX, L.P., and College Parent, L.P.), predecessors, successors, or assigns, as well as, for each of the foregoing, any and all of their respective current or former affiliates, subsidiaries, officers, directors, executives, employees, associates, immediate family members, agents, partners, limited partners, general partners, partnerships, principals, members, managers, joint ventures, stockholders, underwriters, attorneys (including Defendants’ Counsel and College Top’s counsel), advisors, financial advisors, consultants, bankers, publicists, independent certified public accountants, auditors, accountants, creditors, administrators, heirs, executors, trustees, trusts, estates, personal or legal representatives, or other persons acting on their behalf.

“Unknown Claims” means any claims that a releasing Person does not know or suspect exists in his, her, or its favor at the time of the release of the Released Plaintiffs’ Claims and Released Defendants’ Claims, which if known by him, her, or it, might have affected his, her, or its decision(s) with respect to the Settlement. With respect to any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, upon the Effective Date, Plaintiffs and Defendants shall expressly waive, and each of the other Class Members shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, relinquished, and released any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States or other jurisdiction, or principle of common law or foreign law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiffs and Defendants acknowledge, and the other Class Members by operation of law are deemed to acknowledge, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Plaintiffs’ Claims and the Released Defendants’ Claims, but that it is the intention of Plaintiffs and Defendants, and by operation of law the other Class Members, to

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completely, fully, finally, and forever extinguish any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, known or unknown, suspected or unsuspected, without regard to the subsequent discovery of additional or different facts. Plaintiffs and Defendants also acknowledge, and the other Class Members by operation of law are deemed to acknowledge, that the inclusion of “Unknown Claims” in the definition of Released Plaintiffs’ Claims and Released Defendants’ Claims is separately bargained for and is a key element of the Settlement.

(ii) Release of Claims by Defendants: Upon the Effective Date, Defendants (and Apollo Global Management, Inc., Apollo Management IX, L.P., College Top and College Parent), on behalf of themselves and any and all of their respective predecessors, successors, assigns, agents, representatives, trustees, executors, administrators, estates, heirs, and transferees, in their capacities as such, and any other Person acting for or on behalf of, or claiming under, any of them, and who could assert any of the Released Defendants’ Claims (defined below) on their behalf, in their capacities as such, shall and shall be deemed to fully, finally, and forever release, relinquish, settle, and discharge the Released Plaintiffs’ Persons (defined below) from and with respect to every one of the Released Defendants’ Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, instigating, facilitating, asserting, continuing, maintaining, participating in, or prosecuting any of the Released Defendants’ Claims against any of the Released Plaintiffs’ Persons.

“Released Defendants’ Claims” means any and all claims, complaints, liabilities, causes of action, or sanctions, including Unknown Claims, that have been or could have been asserted by Defendants in the Consolidated Actions, or in any court, tribunal, forum, or proceeding, which arise out of or relate in any way to the institution, prosecution, settlement, or dismissal of the Consolidated Actions; provided, however, that the Released Defendants’ Claims shall not include any claims to enforce the Settlement or any claims to enforce a final order and judgment entered by the Court.

“Released Plaintiffs’ Persons” means Plaintiffs, all other Class Members, Plaintiffs’ Counsel, and all of their past or present immediate family members, parents, subsidiaries, affiliates, predecessors, successors, or assigns, as well as any and all of their current or former officers, directors, executives, employees, associates, agents, partners,

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limited partners, general partners, partnerships, principals, members, managers, joint ventures, stockholders, underwriters, attorneys, advisors, financial advisors, consultants, bankers, publicists, independent certified public accountants, auditors, accountants, creditors, administrators, heirs, executors, trustees, trusts, estates, personal or legal representatives, or other persons acting on their behalf.

34. By Order of the Court, (i) all proceedings in the Consolidated Actions other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation, have been stayed and (ii) pending final determination of whether the Settlement should be approved, Plaintiffs and all Class Members are barred and enjoined from commencing or prosecuting any of the Released Plaintiffs’ Claim against any of the Released Defendants’ Persons.

35. If the Settlement is approved and the Effective Date occurs, no Class Member will be able to bring another action asserting the Plaintiffs’ Released Claims against any of the Released Defendants’ Persons.

HOW WILL PLAINTIFFS’ COUNSEL BE PAID?

36. Plaintiffs’ Co-Lead Counsel, on behalf of themselves and all other Plaintiffs’ Counsel,3 will apply to the Court for a collective award of attorneys’ fees and payment of Litigation Expenses to Plaintiffs’ Counsel (the “Fee and Expense Application”). Defendants reserve the right to oppose Plaintiffs’ entitlement to, or the amount of, attorneys’ fees or Litigation Expenses sought in the Fee and Expense Application.

37. The Court will determine the amount of any fee and expense award for Plaintiffs’ Counsel (“Fee and Expense Award”). Defendants shall pay or cause to be paid any Fee and Expense Award to Plaintiffs’ Counsel. Class Members are not personally liable for any such fees or expenses.

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Plaintiffs’ Counsel” means Plaintiffs’ Co-Lead Counsel and all other legal counsel, who, at the direction and under the supervision of Plaintiffs’ Co-Lead Counsel, performed services on behalf of the Settlement Class in the Consolidated Actions, and includes Kaskela Law LLC and RM Law, P.C.

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WHEN AND WHERE WILL THE SETTLEMENT HEARING BE HELD? DO I HAVE TO ATTEND THE HEARING? MAY I SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?

38. Class Members do not need to attend the Settlement Hearing. The Court will consider any submission made in accordance with the provisions below even if a Class Member does not attend the Settlement Hearing.

39. Please Note: The date and time of the Settlement Hearing may change without further written notice to Class Members. In addition, the Court may decide to conduct the Settlement Hearing remotely by telephone or videoconference, or otherwise allow Class Members to appear at the hearing remotely by phone or video, without further written notice to Class Members. Any updates regarding the Settlement Hearing, including any changes to the date or time of the hearing, or updates regarding in-person or remote appearances at the hearing, will be posted to www.blbglaw.com. Also, if the Court requires or allows Class Members to participate in the Settlement Hearing remotely by telephone or videoconference, the information needed to access the conference will be posted to www.blbglaw.com.

40. The Settlement Hearing will be held on December 15, 2023, at 9:15 a.m., before The Honorable Morgan T. Zurn, Vice Chancellor, either in person at the Court of Chancery of the State of Delaware, New Castle County, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, or remotely by telephone or videoconference (in the discretion of the Court), to, among other things: (i) determine whether to finally certify the Settlement Class for settlement purposes only, pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2); (ii) determine whether Plaintiffs and Plaintiffs’ Co-Lead Counsel have adequately represented the Settlement Class, and whether Plaintiffs should be finally appointed as Class Representatives for the Settlement Class and Plaintiffs’ Co-Lead Counsel should be finally appointed as Class Counsel for the Settlement Class; (iii) determine whether the proposed Settlement should be approved as fair, reasonable, and adequate to the Settlement Class, and in the best interests of the Settlement Class; (iv) determine whether the proposed Judgment approving the Settlement, dismissing the Consolidated Actions with prejudice, and granting the Releases provided under the Stipulation should be entered; (v) determine whether and in what amount the Court should grant a Fee and Expense Award to Plaintiffs’ Counsel; (vi) hear and rule on any objections to the Settlement and/or Plaintiffs’ Co-Lead Counsel’s Fee and Expense Application; and (vii) consider any other matters that may properly be brought before the Court in connection with the Settlement.

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41. Any Class Member may object to the Settlement or Plaintiffs’ Co-Lead Counsel’s Fee and Expense Application (“Objector”); provided, however, that no Objector shall be heard or entitled to object unless, on or before [_____________], 2023, such person: (1) files his, her, or its written objection, together with copies of all other papers and briefs supporting the objection, with the Register in Chancery at the address set forth below; (2) serves such papers (electronically by File & ServeXpress, by hand, by first-class U.S. mail, or by express service) on Plaintiffs’ Co-Lead Counsel and Defendants’ Counsel at the addresses set forth below; and (3) emails a copy of the written objection to jeroen@blbglaw.com, jfriedman@fotpllc.com, dbirnbach@goodwinlaw.com, and koch@rlf.com.

REGISTER IN CHANCERY
Register in Chancery Court of Chancery of the State of Delaware, New Castle County Leonard L. Williams Justice Center 500 North King Street Wilmington, DE 19801

PLAINTIFFS’ CO-LEAD COUNSEL
Jeroen van Kwawegen Bernstein Litowitz Berger & Grossmann LLP 1251 Avenue of the Americas, 44th Floor New York, NY 10020	Jeremy Friedman Friedman Oster & Tejtel PLLC 493 Bedford Center Road, Suite 2D Bedford Hills, NY 10507

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DEFENDANTS’ COUNSEL
Deborah S. Birnbach Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210	Rudolf Koch Richards Layton & Finger P.A. 920 North King Street Wilmington, DE 19801

42. Any objections must: (i) identify the case name and civil action number, “In re Edgio, Inc. Stockholders Litigation, C.A. No. 2022-0624-MTZ”; (ii) state the name, address, and telephone number of the Objector and, if represented by counsel, the name, address, and telephone number of the Objector’s counsel; (iii) be signed by the Objector; (iv) contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the Objector wishes to bring to the Court’s attention, and if the Objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the Objector may call to testify, and any exhibits the Objector intends to introduce into evidence at the hearing; and (v) include documentation sufficient to prove that the Objector is a member of the Settlement Class. Documentation establishing that an Objector is a member of the Settlement Class must consist of copies of monthly brokerage account statements or an authorized statement from the Objector’s broker containing the transactional and holding information found in an account statement. Plaintiffs’ Co-Lead Counsel may request that the Objector submit additional information or documentation sufficient to prove that the objector is a Class Member.

43. You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first file and serve a written objection in accordance with the procedures described above, unless the Court orders otherwise.

44. If you wish to be heard orally at the hearing in opposition to the approval of the Settlement or Plaintiffs’ Co-Lead Counsel’s Fee and Expense Application (assuming you timely file and serve a written objection as described above), you must also file a notice of appearance with the Register in Chancery and serve it on Plaintiffs’ Co-Lead Counsel and Defendants’ Counsel at the mailing and email addresses set forth in paragraph 41 above so that the notice is received on or before [_____________], 2023. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

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45. You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Plaintiffs’ Co-Lead Counsel and Defendants’ Counsel at the mailing and email addresses set forth in paragraph 41 above so that the notice is received on or before [_____________], 2023.

46. The Settlement Hearing may be adjourned by the Court without further written notice to Class Members. If you intend to attend the Settlement Hearing, you should confirm the date, time, and location with Lead Counsel.

47. Unless the Court orders otherwise, any Class Member who does not object in the manner described above will be deemed to have waived any objection (including the right to appeal) and shall be forever foreclosed from making any objection to the proposed Settlement or Plaintiffs’ Co-Lead Counsel’s Fee and Expense Application, or any other matter related to the Settlement or the Action, and will otherwise be bound by the Judgment to be entered and the Releases to be given. Class Members do not need to appear at the Settlement Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

48. This Notice contains only a summary of the terms of the proposed Settlement. For more detailed information about the matters involved in the Action, you are referred to the papers on file in the Action, including the Stipulation, which may be inspected during regular office hours at the Office of the Register in Chancery in the Register in Chancery, Court of Chancery of the State of Delaware, New Castle County, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, DE 19801. Additionally, copies of the Stipulation and any related orders entered by the Court will be posted on www.blbglaw.com. All inquiries concerning this Notice should be directed to Plaintiffs’ Co-Lead Counsel: Jeremy Friedman, Friedman Oster & Tejtel PLLC, 493 Bedford Center Road, Suite 2D, Bedford Hills, NY 10507; (888) 529-1108; jfriedman@fotpllc.com; or Jeroen van Kwawegen, Bernstein Litowitz Berger & Grossmann LLP, 1251 Avenue of the Americas, New York, NY 10020; (212) 554-1400; settlements@blbglaw.com.

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DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF

THE REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: [______________], 2023	BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE

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EXHIBIT D

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE EDGIO, INC. STOCKHOLDERS LITIGATION	CONSOLIDATED C.A. No. 2022-0624-MTZ

[PROPOSED] ORDER AND FINAL JUDGMENT

WHEREAS, consolidated stockholder class actions captioned Assad v. Amaral et al., C.A. No. 2022-0624-MTZ (Del. Ch.), Botelho v. Amaral et al., C.A. No. 2022-0626-MTZ (Del. Ch.), and In re Edgio, Inc. Stockholders Litigation, C.A. No. 2022-0624-MTZ (Del. Ch.), (collectively, the “Consolidated Actions”) are pending in this Court;

WHEREAS, Plaintiffs George Assad and Dianne Botelho, on behalf of themselves and the other members of the Settlement Class (defined below); and Defendants Walter D. Amaral, Doug Bewsher, Scott A. Genereux, Patricia Parra Hadden, Bob Lyons, David C. Peterschmidt, and Edgio, Inc. (“Edgio”) f/k/a Limelight Networks, Inc. (“Limelight”) (Plaintiffs and Defendants together, the “Parties”) have entered into a Stipulation and Agreement of Settlement, Compromise, and Release dated September 26, 2023 (the “Stipulation”), that provides for a complete dismissal with prejudice of the claims asserted against Defendants in the Consolidated Actions on the terms and conditions set forth in the Stipulation,1 subject to the approval of this Court (the “Settlement”);

[1]	College Top Holdings, Inc. (“College Top”) is a signatory to the Stipulation solely for purposes of paragraph 3 of the Stipulation.

WHEREAS, by Order dated ________________, 2023 (the “Scheduling Order”), this Court (i) ordered that notice of the proposed Settlement be provided to potential Class Members; (ii) provided Class Members with the opportunity to object to the proposed Settlement and/or Lead Counsel’s application for an award of attorneys’ fees and litigation expenses; and (iii) scheduled a hearing regarding final approval of the Settlement;

WHEREAS, the Court conducted a hearing on December 15, 2023 (the “Settlement Hearing”) to consider, among other things: (i) whether the terms and conditions of the Settlement are fair, reasonable, and adequate to the Settlement Class, and should therefore be approved; (ii) whether a Judgment should be entered dismissing the Consolidated Actions with prejudice as against Defendants; and (iii) whether the application by Co-Lead Lead Counsel for an award of attorneys’ fees and Litigation Expenses to Plaintiffs’ Counsel (the “Fee and Expense Application”), should be approved; and

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WHEREAS, due notice of the Settlement Hearing having been given in accordance with the Scheduling Order; the Parties having appeared by their respective attorneys of record; the Court having heard and considered evidence in support of the proposed Settlement; the attorneys for the respective Parties having been heard; an opportunity to be heard having been given to all other persons or entities requesting to be heard in accordance with the Scheduling Order; the Court having determined that notice to members of the Settlement Class was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court;

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED, this __ day of ________________, 20__, as follows:

1. Definitions: Unless otherwise defined herein, capitalized terms used herein shall have the same meanings given to them in the Stipulation.

2. Jurisdiction: The Court has jurisdiction over the subject matter of the Consolidated Actions, and all matters relating to the Settlement, as well as personal jurisdiction over the Parties, College Top, and each of the Class Members.

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3. Notice: The Court finds that notice of the Settlement: (i) was implemented in accordance with the Scheduling Order; (ii) constituted notice that was reasonably calculated, under the circumstances, to apprise Class Members of: the pendency of the Consolidated Actions, the effect of the proposed Settlement (including the Releases to be provided thereunder), Co-Lead Counsel’s Fee and Expense Application, their right to object to any aspect of the Settlement and/or Co-Lead Counsel’s Fee and Expense Application; and their right to appear at the Settlement Hearing; (iii) constituted due, adequate, and sufficient notice to all persons and entities entitled to receive notice of the proposed Settlement; and (iv) satisfied the requirements of Court of Chancery Rule 23, the United States Constitution (including the Due Process Clause), and all other applicable law and rules.

4. Class Certification: The Settlement Class, consisting of any and all Persons who held outstanding shares of Edgio (or Limelight) common stock, either of record or beneficially, at any time during the period from March 21, 2021, through and including the date of the Stipulation (the “Class Period”), including any and all of their legal representatives, heirs, successors in interest, transferees,

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and assigns, but excluding the Excluded Persons,2 is finally certified as a non-opt-out class, for purposes of the Settlement only, pursuant to Court of Chancery Rules 23(a), 23(b)(1), and 23(b)(2). Plaintiffs George Assad and Dianne Botelho are finally appointed as Class Representatives for the Settlement Class, and the law firms of Bernstein Litowitz Berger & Grossmann LLP and Friedman Oster & Tejtel PLLC (collectively, “Co-Lead Counsel”) are finally appointed as Class Counsel for the Settlement Class.

5. Based on the record of the Consolidated Actions, for purposes of the Settlement only, the Court expressly and conclusively finds that (i) the Settlement Class is so numerous that joinder of all members is impracticable, satisfying Court of Chancery Rule 23(a)(1); (ii) there are questions of law and fact common to the Settlement Class, satisfying Court of Chancery Rule 23(a)(2); (iii) the claims of Plaintiffs are typical of the claims of absent Class Members in that they all arise from the same allegedly wrongful course of conduct and are based on the same

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“Excluded Persons” means Defendants, as well as members of their immediate families, any entity in which any of them has a controlling interest, and the heirs, successors, or assignees of any such excluded person. “Excluded Persons” also includes (i) any trusts, estates, entities, or accounts that held shares of Edgio (or Limelight) for the benefit of any of the foregoing; and (ii) Apollo Global Management, Inc., Apollo Management IX, L.P., and College Parent, L.P.

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legal theories, satisfying Court of Chancery Rule 23(a)(3); (iv) Plaintiffs and Co-Lead Counsel are fair and adequate representatives of the Settlement Class, satisfying Court of Chancery Rule 23(a)(4); (v) the prosecution of separate actions by individual Class Members would create a risk of inconsistent adjudications that would establish incompatible standards of conduct for Defendants, and, as a practical matter, the disposition of the Consolidated Actions as against Defendants would influence the disposition of any pending or future identical suits, actions, or proceedings brought by other Class Members, satisfying Court of Chancery Rule 23(b)(1); and (vi) Defendants are alleged to have acted or refused to act on grounds generally applicable to the Settlement Class, thereby making appropriate final injunctive relief or corresponding declaratory relief with respect to the Settlement Class as a whole, satisfying Court of Chancery Rule 23(b)(2).

6. Final Settlement Approval and Dismissal of Claims: Pursuant to, and in accordance with, Court of Chancery Rule 23(e), this Court hereby fully and finally approves the Settlement set forth in the Stipulation in all respects (including, without limitation, the Settlement consideration, the Released Claims, class certification, and the dismissal with prejudice of the claims asserted against Defendants in the Consolidated Actions) and finds that the Settlement is, in all respects, fair, reasonable, and adequate, and in the best interests of Plaintiffs and the Settlement Class. The Parties are directed to implement, perform, and consummate the Settlement in accordance with the terms and provisions contained in the Stipulation, which this Judgment incorporates and makes a part hereof.

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7. The Consolidated Actions and all of the claims asserted against Defendants in the Consolidated Actions by Plaintiffs and the other Class Members are hereby dismissed with prejudice. The Parties shall bear their own fees, costs, and expenses, except as otherwise provided in the Stipulation and this Judgment.

8. Binding Effect: The terms of the Stipulation and of this Judgment shall be forever binding on the Parties, College Top, and all Class Members, as well as their respective successors and assigns.

9. Releases: The Releases set forth in the Stipulation, together with the definitions contained in Paragraph 1 of the Stipulation relating thereto, are expressly incorporated herein in all respects. The Releases are effective as of the Effective Date. Accordingly, this Court orders that:

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(i) Upon the Effective Date, Plaintiffs and each and every member of the Settlement Class, on behalf of themselves and any and all of their respective predecessors, successors, assigns, agents, representatives, trustees, executors, administrators, estates, heirs, and transferees, in their capacities as such, and any other Person acting for or on behalf of, or claiming under, any of them, and who could assert any of the Released Plaintiffs’ Claims on their behalf, in their capacities as such, shall and shall be deemed to fully, finally, and forever release, relinquish, settle, and discharge the Released Defendants’ Persons from and with respect to every one of the Released Plaintiffs’ Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, instigating, facilitating, asserting, continuing, maintaining, participating in, or prosecuting any and all Released Plaintiffs’ Claims against the Released Defendants’ Persons.

(ii) Upon the Effective Date, Defendants (and Apollo Global Management, Inc., Apollo Management IX, L.P., College Top, and College Parent), on behalf of themselves and any and all of their respective predecessors, successors, assigns, agents, representatives, trustees, executors, administrators, estates, heirs, and transferees, in their capacities as such, and any other Person acting for or on behalf of, or claiming under, any of them, and who could assert any of the Released Defendants’ Claims on their behalf, in their capacities as such, shall and shall be deemed to fully, finally, and forever release, relinquish, settle, and discharge the Released Plaintiffs’ Persons from and with respect to every one of the Released Defendants’ Claims, and shall thereupon be forever barred and enjoined from commencing, instituting, instigating, facilitating, asserting, continuing, maintaining, participating in, or prosecuting any of the Released Defendants’ Claims against any of the Released Plaintiffs’ Persons.

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10. Notwithstanding Paragraph 9 above, nothing in the Stipulation or in this Judgment shall in any way impair or restrict the rights of the Parties to enforce the terms of the Settlement pursuant to the Stipulation.

11. Award of Attorneys’ Fees and Expenses: Plaintiffs’ Counsel are hereby awarded attorneys’ fees and Litigation Expenses in the amount of $______________ (the “Fee and Expense Award”), which sums the Court finds to be fair and reasonable. Defendants shall pay or cause to be paid the Fee and Expense in accordance with the terms of the Stipulation.

12. No proceedings or court order with respect to the Fee and Expense Award to Plaintiffs’ Counsel shall in any way affect or delay the finality of this Judgment (or otherwise preclude this Judgment from being entitled to preclusive effect), and shall not affect or delay the Effective Date of the Settlement.

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13. Modification of the Stipulation: Without further approval from the Court, the Parties are hereby authorized to agree to and adopt such amendments or modifications of the Stipulation or any Exhibits attached thereto to effectuate the Settlement that: (i) are not materially inconsistent with this Judgment; and (ii) do not materially limit the rights of Class Members in connection with the Settlement. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any provisions of the Settlement.

14. Termination of Settlement: If the Settlement is terminated as provided in the Stipulation or the Effective Date of the Settlement otherwise fails to occur, this Judgment shall be vacated, rendered null and void, and be of no further force and effect, except as otherwise provided by the Stipulation; this Judgment shall be without prejudice to the rights of the Parties or the Settlement Class; and Plaintiffs and Defendants shall revert to their respective positions in the Consolidated Actions as of immediately prior to the execution of the Term Sheet on August 14, 2023.

15. Retention of Jurisdiction: Without affecting the finality of this Judgment in any way, this Court retains continuing and exclusive jurisdiction over the Parties and all Class Members for purposes of the administration, interpretation, implementation, and enforcement of the Settlement, and all other matters relating to the Consolidated Actions and the Settlement.

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16. Entry of Final Judgment: There is no just reason to delay the entry of this Judgment as a final judgment in the Consolidated Actions. Accordingly, the Register in Chancery is expressly directed to immediately enter this final Judgment in the Consolidated Actions.

Vice Chancellor Morgan T. Zurn

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